UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of 2013 Annual Meeting of Shareholders

Tuesday, May 7, 2013

9:00 A.M. local time

Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484

ITEMS OF BUSINESS

(1)

To elect the 12 members of the Board of Directors named in the Proxy Statement.

(2)

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

(3)

To transact any other business that properly comes before the meeting and any continuation, adjournment or postponement.

RECORD DATE

If you were a shareholder of record at the close of business on March 8, 2013, you will be entitled to notice of and to vote at the Annual Meeting.

WEBCAST

A webcast of the Annual Meeting will be available on our website, www.hubbell.com , on Tuesday, May 7, 2013, starting at 9:00 A.M. local time. An archived copy of the webcast will be available on our website for 12 months following the date of the Annual Meeting. Information on our website, other than our Proxy Statement and form of proxy, is not part of our solicitation materials.

VOTING

It is important that your shares are represented at the Annual Meeting. You can vote your shares using the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Voting procedures are described in the Proxy Summary on page 6, the Notice of Internet Availability of Proxy Materials, and on the proxy card.

By Order of the Board of Directors

Megan C. Preneta
Corporate Secretary and Assistant General Counsel
March 20, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2013: This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are available on our website at www.hubbell.com, in the Investor Relations section.

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Table of contents

Proxy Summary	6
ELECTION OF DIRECTORS - ITEM 1	10
Director Qualifications and Experience	10
Director Nominees	10
Vote Requirement	14
COMPENSATION OF DIRECTORS	14
Deferred Compensation Plan	14
CORPORATE GOVERNANCE	16
Director Independence	16
Waiver to Stand for Re-Election	17
Director Nomination Process	17
Board Leadership Structure	17
Board Oversight of Risk	18
Code of Ethics	18
Communications with Directors	19
Board Committees	19
Board and Committee Membership	20
Attendance	20
Additional Resources	20
VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
COMPENSATION DISCUSSION AND ANALYSIS	25
Executive Summary	25

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COMPENSATION PROGRAM	28
Overview	28
The Role of the Compensation Committee and Compensation Consultant	28
Benchmarking	29
Elements of Compensation	29
Base Salary	30
Short-Term Incentive Compensation	30
Long-Term Incentive Compensation	33
Compensation Policies	35
Employee Benefits	35
Compensation Committee Report	37
EXECUTIVE COMPENSATION	38
Summary Compensation Table for Fiscal Year 2012	38
Grants of Plan-Based Awards in Fiscal Year 2012	39
Equity Award Plan Vesting Provisions	40
Outstanding Equity Awards at Fiscal Year End	41
Option Exercises and Stock Vested During Fiscal Year 2012	43
Retirement Plans	44
Pension Benefit Calculations	44
Non-Qualified Deferred Compensation	46
Potential Post-Employment Compensation Arrangements	47
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ITEM 2	49
General	49
Audit and Non-Audit Fees	50
Audit and Non-Audit Services Pre-Approval Policy	50
Vote Requirement	50
Audit Committee Report	51
GENERAL	52
Solicitation Expenses	52
Section 16(a) Beneficial Ownership Reporting Compliance	52
Information Regarding Executive Officers	52
Review and Approval of Related Person Transactions	52
Shareholder Proposals and Nominations for Director	53

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Dear Fellow Shareholder:

I am pleased to invite you to the Hubbell Incorporated Annual Meeting of Shareholders which will be held on Tuesday, May 7, 2013 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

At this year’s meeting you will be asked to vote on the two proposals listed in the enclosed Notice of Annual Meeting – the election of twelve nominees to serve on our Board of Directors for a term of one year, and the ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013. Please take the time to review the information on each of the proposals contained inside the Proxy Statement. The Board of Directors recommends that you vote FOR each of the proposals.

I am pleased to report that 2012 was a year of record sales and earnings per share. In addition, for the 6th consecutive year our free cash flow exceeded or equalled net income. By focusing on our key strategic objectives – serving our customers, operating with discipline, growing the enterprise and developing our people – we achieved strong performance and rewarded our shareholders with a total return of 29%.

As a shareholder, it is important that your shares are represented at the Annual Meeting in person or by proxy. Last year approximately 88% of all eligible votes were cast by shareholders at the Annual Meeting once again demonstrating the strong engagement and commitment of our shareholders to Hubbell. I encourage you to cast your vote and to continue your support of this great Company and its future prosperity.

On behalf of our Board of Directors, we thank you for your share ownership in Hubbell and look forward to seeing you at the meeting.

Very truly yours,

Timothy H. Powers
Chairman of the Board
March 18, 2013

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Proxy Summary

This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote. Page references are supplied to help you find more detailed information in this Proxy Statement.

Date, Time and Place of Annual Meeting

The Annual Meeting is being held on Tuesday, May 7, 2013 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting, or any adjournment, continuation or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company. On March 18, 2013, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, proxy card and Annual Report on Form 10-K) online at www.proxyvote.com, or request a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•

By Internet: Go to www.proxyvote.com

•

By Phone: 1-800-579-1639

•

By Email: sendmaterial@proxyvote.com

Eligibility to Vote

You can vote if you held shares of Class A or Class B Common Stock as of the close of business on March 8, 2013. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. As of March 8, 2013, there were 7,167,506 shares of Class A Common Stock and 52,112,285 shares of Class B Common Stock outstanding and eligible to vote.

How to Vote

You may vote using any of the following methods:

• By Internet: Go to www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go the website.
• By Mail: If you have requested a paper copy of the proxy materials, complete, sign and return your proxy card in the prepaid envelope.

•

In Person: Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

• By Phone: 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions.

You may revoke your proxy at any time prior to its use by any of the following methods:

•

Delivering to the Secretary of the Company written instructions revoking your proxy

•

Delivering an executed proxy bearing a later date than your prior voted proxy

•

If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone

•

Voting in person at the Annual Meeting

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

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Directions to Meeting

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Relations section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

Voting Items

Item 1 - Election of Directors (Page 10)

The table below presents information on each of the nominees for Director of the Company, including their principal occupation and relevant experience. Each of the nominees is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee, and approved by our Board, to serve as a Director.

Name	Principal Position	Director Since	Independent	Committee Membership*	Experience
Timothy H. Powers	Chairman of the Board, Hubbell Incorporated	2001	No	E / F	Public company officer/director, finance, strategic planning, governance
Carlos M. Cardoso	Chairman, President and CEO, Kennametal Inc.	2013	Yes	A / C	Public company officer/director, operations, international, manufacturing
Lynn J. Good	Executive Vice President and CFO, Duke Energy Corporation	2009	Yes	A / N	Public company officer, finance, auditing, accounting, utility industry
Anthony J. Guzzi	President and CEO, EMCOR Group, Inc.	2006	Yes	A / E / N	Public company officer/director, operations, distribution, manufacturing
Neal J. Keating	Chairman, President and CEO, Kaman Corporation	2010	Yes	A / N	Public company officer/director, international, operations, distribution
John F. Malloy	Chairman, President and CEO, Victaulic Company	2011	Yes	A / F	Private company officer/director, manufacturing, operations, distribution
Andrew McNally IV	Senior Advisor, Hammond, Kennedy, Whitney & Company	1980	Yes	C / E / F	Public company officer/director, finance, merchant banking, mergers
David G. Nord	President and CEO, Hubbell Incorporated	2013	No	E / F	Public company officer, finance, operations, strategic planning
G. Jackson Ratcliffe	Former Chairman, President and CEO, Hubbell Incorporated	1980	Yes	E / F	Public company officer/director, finance, legal, strategic planning
Carlos A. Rodriguez	President and CEO, Automatic Data Processing, Inc.	2009	Yes	C / F	Public company officer/director, finance, international business, mergers
John G. Russell	President and CEO, CMS Energy & Consumers Energy	2011	Yes	C / N	Public company officer/director, finance, governance, utility industry
Richard J. Swift	Former Chairman, President & CEO, Foster Wheeler Ltd.	2003	Yes	C / E / N	Public company officer/director, finance, accounting, auditing, engineering
* A – Audit, C – Compensation, E – Executive, F – Finance, N – Nominating/Corporate Governance.

Item 2 - Ratification of Auditors (Page 49)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the annual financial statements for the Company for the year 2013. While shareholder ratification of our independent auditors is not required, we are submitting the item to a vote as a matter of good corporate governance.

Vote Recommendations and Requirements

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Class A and Class B Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes. The following table summarizes the voting information for the two proposals to be considered at the Annual Meeting:

Item	Board Vote Recommendation	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	FOR each Nominee	Plurality*	No
Ratification of Auditors	FOR	Majority of Votes Cast**	Yes

*

Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as directors. Votes withheld and broker non-votes will not affect the election of directors.

**

“Majority of Votes Cast” means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered to be a vote cast and therefore will not affect the voting results. Because brokers have the discretionary authority to vote on the ratification of auditors, we do not expect any broker non-votes in connection with the ratification.

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If your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to the election of directors, but your broker does have the discretion to vote your shares on the ratification of the auditors.

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement, and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your proxy card) will vote all shares as the Board recommends above, unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Business Highlights

2012 was another year of strong performance for our Company. We achieved record sales and earnings per diluted share despite continued weakness in our largest end market, non-residential construction. Net sales for the year ended 2012 were $3.0 billion, an increase of 6% compared to 2011; operating margin of 15.5% in 2012 increased 70 basis points compared to 14.8% in 2011; earnings per diluted share in 2012 increased 13% compared to 2011; and free cash flow (defined as cash flow from operations less capital expenditures) was 100% of net income in 2012 – this marked the sixth consecutive year the Company’s free cash flow has met or exceeded net income. Each of these measures is a main driver of our pay for performance compensation structure as they are indicators of strong Company performance and shareholder value. The Company rewards its executives for achievements in these areas as further described in the Compensation Discussion and Analysis beginning on page 25.

Executive Appointments

On June 6, 2012, the Company announced the appointments of Mr. David G. Nord to the position of President and Chief Operating Officer and Mr. William R. Sperry to the position of Senior Vice President and Chief Financial Officer. Mr. Nord succeeded Mr. Timothy H. Powers, the Company’s former President, who remained in the role of Chairman and Chief Executive Officer until January 1, 2013, at which time Mr. Nord was then appointed President and Chief Executive Officer, and Mr. Powers retained the role of Chairman. Mr. Sperry, the Company’s Vice President, Corporate Strategy and Development since August 2008, succeeded Mr. Nord who was the Company’s CFO from September 2005 until his appointment in June 2012. Throughout this Proxy Statement, the named executive officers include both Mr. Nord and Mr. Sperry as each had served in the role of CFO during 2012.

Executive Compensation

The Company’s executive compensation program is focused on providing competitive pay to our executives for their contributions towards the Company’s strategy and goals and for delivering strong Company performance. Our pay for performance philosophy ensures that the interests of our executives are aligned with those of our shareholders by allocating a significant portion of the total compensation payable to our executives to short- and long-term performance based goals. The balance of executive compensation takes the form of a fixed base salary, retirement and employee benefits generally offered to other employees, and limited perquisites, in each case designed to fulfill the objective of attracting and retaining key executive talent. As shown in the charts below, the pay mix of our named executive officers and our CEO as reviewed by the Compensation Committee is consistent with external market practices:

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Performance Measures. The short-term incentive award opportunities for our named executive officers are based upon achievements with respect to certain performance metrics approved by our Compensation Committee. For 2012, earnings per share, free cash flow, operating profit and certain strategic objectives were selected as the measures upon which short-term incentive awards could be earned. The performance targets, weightings and payouts for each of these measures are discussed in detail in the “Short-Term Incentive Compensation” section on page 30.

The table below provides an overview of the compensation paid to or earned by our named executive officers in 2012 (see the complete Summary Compensation Table on page 38 for more detail):

Name and Principal Position	Salary(1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings ($)	All Other Compensation ($)	Total ($)
T. H. Powers Chairman and CEO	1,000,000	1,990,670	1,176,899	1,180,000	318,393	163,050	5,829,012
D. G. Nord President and COO	607,474	2,200,297	1,344,114	622,600	1,239,765	90,993	6,105,243
W. R. Sperry Senior Vice President and CFO	401,596	630,077	388,029	327,000	—	59,453	1,806,155
G. N. Amato Group Vice President	479,100	490,035	289,689	422,600	966,186	27,536	2,675,146
S. H. Muse Group Vice President	440,900	321,636	190,118	358,000	1,256,500	40,942	2,608,096
W. T. Tolley Group Vice President	430,600	385,832	228,137	409,900	419,885	39,200	1,913,554

(1)

The amounts reported in the Salary column reflect salaries paid in 2012. For Mr. Nord and Mr. Sperry the amounts reflect base salary increases made in connection with their appointments to the positions of President and Chief Operating Officer, and Senior Vice President and Chief Financial Officer, respectively, in June 2012.

Director Compensation

Our compensation program for non-management Directors consists of an annual:

•

Board retainer - $75,000

•

Committee retainer - Audit (Member - $10,000, Chair - $20,000), Compensation (Member - $7,000, Chair - $15,000), Finance (Member - $5,000, Chair - $13,000) and Nominating and Corporate Governance (Member - $5,000, Chair - $13,000)

•

Restricted Stock - Grant of $110,000 in value of Class B Common Stock upon election at each annual meeting which vests at the following year’s meeting if the Director is still serving (or earlier, upon death or a change in control)

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ELECTION OF DIRECTORS - ITEM 1

The Company’s By-Laws provide that the Board of Directors shall consist of between three and thirteen Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at twelve as of the 2013 Annual Meeting.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines and other factors it deems necessary to fulfill its objectives. Candidates are evaluated on the basis of their individual qualifications and experience, and in the context of the Board as a whole. The Board does not have a formal policy on diversity, rather its objective is to assemble a Board with diverse experience in various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. Below is a list of some of the qualifications and experience sought by the NCGC in recommending candidates for nomination to the Board:

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Ability to make independent analytical inquiries

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Marketing, finance, operations or other relevant public company experience

•

Education

•

Financial literacy

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Professional background

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Corporate governance experience

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Current or former public company officer

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Experience in the Company’s industry

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Public company board service

•

Academic expertise in an area of the Company operations

In determining whether to recommend a current Director for re-election, the NCGC will also consider:

•

Past attendance at meetings

•

Service on other boards

•

Participation in and contributions to Board activities

Each Director nominee possesses the appropriate qualifications and experience for membership to the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

Director Nominees

The following nominees are proposed by the Board to stand for election at the 2013 Annual Meeting of Shareholders and to serve as Directors until the 2014 Annual Meeting and until their successors have been elected and qualified. All of the nominees are current Directors and were elected by the Company’s shareholders, except for Mr. Nord and Mr. Cardoso who were appointed to the Board in 2013. Mr. Cardoso was recommended to the Board by the Chairman of the Board, Mr. Powers. Mr. Daniel S. Van Riper, who has served on the Board of Directors since 2003, will be retiring from the Board at the end of his term and is not standing for re-election. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced. The following biographies provide information on the principal occupation of each of the Director nominees:

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Timothy H. Powers

Age: 64

Director Since: 2001

Committees: Executive and Finance

Designation: Not Independent

Directorship: MeadWestvaco Corporation, since 2006

Mr. Powers has served as Chairman of the Board since 2004 and previously as Chairman, President and Chief Executive Officer of the Company from 2004 to 2013. He was appointed to the position of Chairman after having served the Company as President and Chief Executive Officer from 2001 to 2004 and as Senior Vice President and Chief Financial Officer from 1998 to 2001.

Skills and Qualifications

Mr. Powers brings to the Board many years of CFO, CEO, management, strategic planning, and mergers and acquisitions experience in manufacturing industries, including:

•

Serving as Chairman, President and CEO, and Senior Vice President and CFO (1998-2001) of the Company

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10 years of experience in manufacturing as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and 3 years of experience as Vice President and Corporate Controller for BBC Brown Boveri, Inc.

•

Membership on the boards of MeadWestvaco Corporation, a public manufacturing corporation, and the National Electric Manufacturers Corporation (NEMA), and on the Board of Trustees of Manufacturers Alliance for Productivity and Innovation (MAPI)

Carlos M. Cardoso

Age: 55

Director Since: 2013

Committees: Audit and Compensation

Designation: Independent

Directorships: Kennametal Inc., since 2008; Stanley Black & Decker, Inc., since 2007

Mr. Cardoso has served as Chairman, President and Chief Executive Officer of Kennametal Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) since January 2008. Previously, he held the position of President and Chief Executive Officer (2006 – 2008), and also served as Kennametal’s Executive Vice President and Chief Operating Officer from January 2005 to December 2005, and Vice President and President, Metalworking Solutions and Services Group from 2003 to 2004.

Skills and Qualifications

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business and public company Board experience, including:

•

Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services, Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company, and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms

•

Membership on the Boards of Stanley Black & Decker, Inc., a diversified global provider of hand and power tools and accessories, the National Association of Manufacturers (NAM), and is Chairman of the Board of Trustees of MAPI

Lynn J. Good

Age: 53

Director Since: 2009

Committees: Audit, and Nominating and Corporate Governance

Designations: Independent; Audit Committee Financial Expert

Ms. Good has served as Executive Vice President and Chief Financial Officer of Duke Energy Corporation (a publicly traded electric power transmission and distribution business) since July 2009. Prior to that, she served as Group Executive and President of Duke Energy’s Commercial Businesses from 2007 to 2009, and Treasurer from 2006 to 2007. She also held the position of Executive Vice President and Chief Financial Officer of Cinergy Corp. (a utility holding company) prior to its acquisition by Duke Energy from 2005 to 2006.

Skills and Qualifications

Ms. Good brings to the Board CFO and finance, auditing, and extensive general management experience in the utility industry, including:

•

Serving as Executive Vice President and CFO of Duke Energy, and in other financial-related capacities at Duke Energy such as Senior Vice President and Treasurer; President of Commercial Business; and CFO and Controller of a utility holding company acquired by Duke Energy

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10 years as a Partner at Arthur Anderson LLP and 1 year at Deloitte & Touche LLP

•

28 years as a Certified Public Accountant

Anthony J. Guzzi

Age: 49

Director Since: 2006

Committees: Nominating and Corporate Governance (Chair), Audit, and Executive

Designations: Independent; Lead Director

Directorship: EMCOR Group, Inc., since 2009

Mr. Guzzi has served as President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction and facilities services company) since January 2011. Previously, he was President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004, and President, Commercial Systems and Services in 2001.

Skills and Qualifications

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting, and public company board experience, including:

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Serving as President and CEO and a Director of EMCOR Group, Inc., a corporation specializing in electrical and mechanical construction and facilities services

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Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket, and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation

•

Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

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Neal J. Keating

Age: 57

Director Since: 2010

Committees: Audit, and Nominating and Corporate Governance

Designation: Independent

Directorship: Kaman Corporation, since 2007

Mr. Keating has served as the Chairman of the Board, President and Chief Executive Officer of Kaman Corporation (a publicly traded aerospace and industrial distribution company), since 2008. Prior to that, he held the position of President and Chief Operating Officer of Kaman from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

Skills and Qualifications

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience, and a strong background in international operations, distribution, and mergers and acquisitions, including:

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Serving as Chairman of the Board and CEO of Kaman Corporation, a public manufacturing corporation that serves the aerospace and industrial distribution industries

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Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems

•

Former Managing Director and CEO of GKN Aerospace, and Director of GKN plc, an international aerospace, automotive and land systems business

John F. Malloy

Age: 58

Director Since: 2011

Committees: Audit and Finance

Designation: Independent

Directorships: Victaulic Company, since 2006; Lehigh Gas Partners, since 2012

Mr. Malloy has served as the Chairman of the Board, President and Chief Executive Officer of Victaulic Company (a privately held mechanical pipe joining systems company) since 2006. Prior to that, he held the position of President and Chief Executive Officer from 2004 to 2006 at Victaulic, and also President and Chief Operating Officer from 2002 to 2004.

Skills and Qualifications

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

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11 years of executive management experience at a leading worldwide manufacturing company

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Over 15 years of experience in various senior level strategic planning positions at United Technologies Corporation

•

Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College

Andrew McNally IV

Age: 73

Director Since: 1980

Committees: Finance (Chair), Compensation, and Executive

Designation: Independent

Mr. McNally has served as a Senior Advisor for Hammond, Kennedy, Whitney & Company (a private merchant banking firm) since 2007 and as Partner from 1998 to 2006. He has also served as a Member of McNally Investments (a private merchant banking firm) since 2005. Previously, he held the position of Chairman and Chief Executive Officer of Rand McNally (printing, publishing and map-making) from 1993 to 1998, as President and Chief Executive officer from 1978 to 1993, and as President from 1974 to 1978.

Skills and Qualifications

Mr. McNally brings to the Board many years of CEO, management and operations experience in the publishing industry and public and private company boards, as well as an extensive background in finance and merchant and investment banking, including:

•

Past Chairman and CEO of Rand McNally, a company engaged in printing, publishing and map-making

•

Former Director of numerous public and private corporations, including Reinhold Industries, Inc., Burns International Service Corp. (acquired by Securitas AB), Zenith Electric Corp., Mercury Finance, and First Illinois Corporation

•

Former Partner and current Senior Advisor, Hammond, Kennedy, Whitney & Company, a merchant banker, and a partner in McNally Investments, a merchant banker

David G. Nord

Age: 55

Director Since: 2013

Committees: Executive and Finance

Designation: Not Independent

Mr. Nord has served as President and Chief Executive Officer of the Company since January 2013 after having served in the role of President and Chief Operating Officer since June 2012. Prior to that, he held the position of Senior Vice President and Chief Financial Officer of the Company from September 2005 to June 2012.

Skills and Qualifications

Mr. Nord brings to the Board extensive financial, operational, and strategic planning experience, and a strong background in the manufacturing industry having served as a senior executive at 2 global manufacturing companies, including:

•

Serving as the Company’s Senior Vice President and CFO for 7 years and as COO prior to his appointment to CEO in 2013

•

10 years in various senior leadership positions at United Technologies Corporation including Vice President-Finance and CFO of Hamilton Sundstrand Corporation, one of its principal subsidiaries

•

Roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation, and Deloitte & Touche

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G. Jackson Ratcliffe

Age: 76

Director Since: 1980

Committees: Executive (Chair) and Finance

Designation: Independent

Directorship: Sunoco, Inc. (1998 - 2009)

Mr. Ratcliffe has served the Company as Chairman of the Board from 1987 to 2004, and Chairman of the Board, President and Chief Executive Officer from 1987 to 2001. Previously, he held senior executive positions in the Company’s finance and legal departments.

Skills and Qualifications

As the former Chairman, President and CEO of the Company, Mr. Ratcliffe brings to the Board deep knowledge of the Company’s businesses and industry and with that extensive experience in strategic planning, mergers and acquisitions, and public company board service, including:

•

38 years of service with the Company -- 14 years as President and CEO, 17 years as Chairman, and 7 years as CFO

•

Extensive legal (in-house counsel and private practice) background having served as the Company’s Chief Legal Officer for 6 years

•

Past service on the boards of 9 public and private companies, including Sunoco, Inc., Praxair, Inc., Barnes Group, Inc., Olin Corporation, and Aquarion Company

Carlos A. Rodriguez

Age: 48

Director Since: 2009

Committees: Compensation and Finance

Designation: Independent

Directorship: Automatic Data Processing, Inc., since 2011

Mr. Rodriguez has served as President and Chief Executive Officer of Automatic Data Processing, Inc. (“ADP”) (a publicly traded payroll and tax processing, and business services company) since November 2011. Previously, he served as President and Chief Operating Officer of ADP from May to November 2011, as President, National Account Services and Employer Services International from 2010 to 2011, as Division President for ADP’s Small Business Services and the Professional Employer Organization from 2007 to 2010, and as Division President, Professional Employer Organization from 1999 to 2007.

Skills and Qualifications

Mr. Rodriguez brings to the Board several years of experience as a public company executive officer and a strong background in finance, general management, international business and operations, including:

•

Serving as the current President and CEO of ADP, one of the largest payroll and tax filing processors in the world

•

Holding the position of CFO and other high level finance experience with a public company acquired by ADP and two privately held corporations

John G. Russell

Age: 55

Director Since: 2011

Committees: Compensation, and Nominating and Corporate Governance

Designation: Independent

Directorships: CMS Energy Corporation and Consumers Energy Company, since 2010

Mr. Russell has served as the President and Chief Executive Officer of CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) (a publicly traded electric and natural gas utility) since 2010. Previously, he held the position of President and Chief Operating Officer of Consumers Energy from 2004 to 2010.

Skills and Qualifications

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry, and possesses a strong background in operations, regulated utilities and governance, including:

•

Serving as the President and CEO of CMS Energy and Consumers Energy, and previously as COO

•

Over 30 years of both hands-on and leadership experience in the utility industry which represents a significant part of the Company’s overall business

•

Serving on the boards of CMS Energy and Consumers Energy

Richard J. Swift

Age: 68

Director Since: 2003

Committees: Compensation (Chair), Executive, and Nominating and Corporate Governance

Designation: Independent

Directorships: CVS/Caremark Corporation, since 2006; Ingersoll-Rand Company, PLC, since 1995; Kaman Corporation, since 2002; Public Service Enterprise Group Incorporated, since 1994

Mr. Swift served as the Chairman of the Financial Accounting Standards Advisory Council from 2002 to 2006. Previously, he held the position of Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services) from 1994 to 2001.

Skills and Qualifications

Mr. Swift possesses CEO experience, extensive public company board experience, and a strong finance, engineering and corporate governance background, including:

•

Former Chairman, President and CEO of Foster Wheeler Ltd.

•

Former Chairman of the National Foreign Trade Council and the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board on accounting standards

•

Membership on the boards of 4 public companies

•

Licensed professional engineer

During the five years ended December 31, 2012, Mr. Malloy, Mr. McNally, Mr. Ratcliffe and Mr. Swift have either been retired or held the principal occupation listed in their biography above. The employment history of each of the other Director nominees during such time period is reflected in their biographies above.

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Vote Requirement

Directors are elected by plurality vote. Votes withheld and broker non-votes will not affect the election of Directors.

The Board of Directors Recommends that Shareholders Vote “FOR” all of the Nominees.

COMPENSATION OF DIRECTORS

The NCGC annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking. As a result of this review, the Director compensation program reflects a mainstream approach to the structure of the compensation components and the method of delivery.

The following table describes the components of non-management Director compensation under the program adopted in May 2011:

Compensation Component
Annual Board Retainer	$75,000
Committee Chair Retainer	$20,000 – Audit $15,000 – Compensation $13,000 – Finance $13,000 – NCGC
Committee Member Retainer	$10,000 – Audit $7,000 – Compensation $5,000 – Finance $5,000 – NCGC
Board / Committee Meeting Fees	None
Annual Restricted Share Grant (upon election at Annual Meeting)	$110,000 in value of Class B Common Stock that vest on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)
Stock Ownership Guidelines *	Within five years of joining the Board, ownership in Common Stock or deferred stock units valued at 4 times the average annual retainer paid to the Director in the past 5 years
Discretionary Fee**	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request

*

Directors who are first standing for election are encouraged to own 1,000 shares of any class(es) of Company common stock prior to the filing of the proxy statement for the meeting at which the Director is standing for election.

**

Activities may include customer visits, conference attendance, or training meetings.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

•

A Stock Unit account in which each stock unit consists of one share each of the Company’s Class A and Class B Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are converted into shares of Class B Common Stock.

•

A Cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into:

•

A Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described in the table above and are payable in the form of one share of Class B Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service, and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

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Director Compensation Table for Fiscal Year 2012

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2012. Mr. Powers and Mr. Nord receive no compensation beyond that described in the Executive Compensation section on page 38 for their service as Directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3)(4) ($)	Total ($)
Carlos M. Cardoso(5)	-	-	-	-
Lynn J. Good	90,000	109,981	318	200,299
Anthony J. Guzzi	98,000	109,981	4,318	212,299
Neal J. Keating	90,000	109,981	2,318	202,299
John F. Malloy	90,000	109,981	318	200,299
Andrew McNally IV	95,000	109,981	4,318	209,299
G. Jackson Ratcliffe	80,000	109,981	3,873	193,854
Carlos A. Rodriguez	87,000	109,981	318	197,299
John G. Russell	87,000	109,981	318	197,299
Richard J. Swift	95,000	109,981	4,318	209,299
Daniel S. Van Riper	102,000	109,981	318	212,299

(1)

Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Ms. Good — $75,000, Mr. Guzzi — $98,000, Mr. Keating — $45,000, Mr. Malloy - $90,000, Mr. Rodriguez — $75,000, Mr. Russell - $87,000, Mr. Swift — $75,000, and Mr. Van Riper — $67,500.

(2)

Amounts shown represent the grant date fair value of 1,398 shares of restricted stock granted to each Director at the Company’s May 8, 2012 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements for 2012 contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2013. These shares will vest as of the date of the 2013 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Ms. Good, Mr. Guzzi, Mr. Keating, Mr. Malloy, Mr. Rodriguez and Mr. Russell each elected to defer their entire 2012 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors as discussed on page 14.

(3)

Includes the Company’s payment of $318 for life and business travel accident insurance premiums for each Director.

(4)

Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Mr. Guzzi — $4,000, Mr. Keating - $2,000, Mr. McNally — $4,000, Mr. Ratcliffe — $3,555, and Mr. Swift — $4,000.

(5) Mr. Cardoso was appointed to the Board in February 2013 and therefore did not receive any compensation in 2012.

As of December 31, 2012, the following table shows the balance in each non-management Directors’ (i) stock unit account (each stock unit consists of one share each of Class A and Class B Common Stock) and (ii) restricted stock unit account (each restricted stock unit consists of one share of Class B Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 14 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	—	—
Lynn J. Good	1,802	1,420
Anthony J. Guzzi	7,213	1,420
Neal J. Keating	867	1,420
John F. Malloy	608	1,420
Andrew McNally IV	—	—
G. Jackson Ratcliffe	—	—
Carlos A. Rodriguez	1,802	1,420
John G. Russell	587	1,420
Richard J. Swift	6,224	—
Daniel S. Van Riper	3,524	—

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CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 9 times in 2012.

Director Independence

The Guidelines indicate that the Board shall be comprised of a majority of independent Directors. In evaluating the independence of Directors, each year the NCGC reviews all relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. The NCGC also reviews responses to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Ethics compliance certifications, case submissions filed with the Company’s confidential communication hotline, and Company donations to charitable organizations with which a Director may be affiliated (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts up to a maximum of $4,000 made by an individual in a calendar year). Following review and discussion, the NCGC and the Company’s Secretary provide the results of this analysis and supporting information to the Board of Directors.

In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. For example:

•

Mr. Cardoso serves as a director and executive officer of Kennametal, Inc. and as a director of Stanley Black & Decker, Inc., with which the Company engages in ordinary course business transactions. In 2012, the Company purchased tools and component parts from Kennametal and tools and maintenance supplies from Stanley Black & Decker which purchases constituted less than 0.5% of each of Kennametal’s and Stanley Black & Decker’s sales during 2012.

•

Ms. Good is an executive officer of Duke Energy Corporation, with which the Company engages in ordinary course business transactions. In 2012, the Company sold power-related products, and test and communications equipment to Duke Energy and purchased utility power service from Duke Energy. These transactions constituted less than 0.5% of Duke Energy’s sales during 2012.

•

Mr. Guzzi serves as a director and executive officer of EMCOR Group, Inc., with which the Company engages in ordinary course business transactions. In 2012, the Company sold cable glands and enclosure products to EMCOR Group. These transactions constituted less than 0.5% of EMCOR’s sales during 2012.

•

Mr. Keating serves as a director and executive officer of Kaman Corporation, with which the Company engages in ordinary course business transactions. In 2012, the Company sold ethernet and business access equipment to Kaman Corporation and purchased certain component parts from Kaman. These transactions constituted less than 0.5% of Kaman’s sales during 2012.

•

Mr. Malloy serves as a director and executive officer of Victaulic Company, with which the Company engages in ordinary course business transactions. In 2012, the Company sold motor control products to Victaulic which transactions constituted less than 0.5% of Victaulic’s sales during 2012.

•

Mr. Rodriquez serves as a director and executive officer of ADP, with which the Company engages in ordinary course business transactions. In 2012, the Company purchased payroll processing services from ADP which purchases constituted less than 0.5% of ADP’s sales during 2012.

•

Mr. Russell serves as a director and executive officer of CMS Energy and Consumers Energy, with which the Company engages in ordinary course business transactions. In 2012, the Company sold power transmission and distribution products, and communications equipment to CMS Energy and Consumers Energy. These transactions constituted less than 0.5% of each of CMS Energy’s and Consumers Energy’s respective sales during 2012.

•

Mr. Swift serves as a director of Ingersoll-Rand Company, Kaman Corporation, CVS Caremark and Public Service Enterprise Group Inc. (“PSEG”) with which the Company engages in ordinary course business transactions. During 2012, the Company sold motor controls to Ingersoll-Rand Company, ethernet and business access equipment to Kaman Corporation, and electrical enclosures to PSEG. In addition, during 2012 the Company purchased tools and maintenance related items from Ingersoll-Rand, tools and component parts from Kaman, prescription management services from CVS Caremark and utility power service products from PSEG. These transactions constituted less than 0.5% of each of Ingersoll-Rand’s, Kaman’s, CVS Caremark’s, and PSEG’s respective sales during 2012.

The NCGC considered the nature and dollar amounts of the above transactions and determined that none were required to be disclosed as a related party transaction under the federal securities laws or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence threshold of the greater of $1 million, or 2% of the other company’s sales, and were immaterial to all companies involved. As a result of this review, the Board has determined that each of the Directors is independent other than Mr. Powers and Mr. Nord.

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Waiver to Stand for Re-Election

The Guidelines provide that upon reaching age 72 a director shall not stand for re-election unless the Board, based upon the recommendation of the NCGC, makes an exception to this standard as deemed appropriate in the interests of the Company’s shareholders. Mr. Ratcliffe reached the age of 72 in March 2008 and since then has been granted waivers of this guideline in recognition of his extensive managerial experience and deep knowledge of the Company’s businesses. Mr. McNally reached age 72 in November 2011 after having served the Company’s shareholders as a Director for over thirty years and as a result possesses invaluable Company experience and insight. As a result, the NCGC and Board determined that a waiver of the guideline continued to be appropriate for Mr. Ratcliffe and Mr. McNally in connection with the 2013 election of Directors.

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a director search firm or consider nominees suggested by shareholders.

All Director candidates are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Election of Directors” section on page 10), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members, and executive management to further assess the candidate’s qualifications and experience and determine if the candidate is an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. Upon reviewing the candidate as a whole, the NCGC considers whether to recommend the candidate’s nomination to the Board. If the Board approves of the recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should deliver written notice, which must include the same information requested by Article I, Section 10(a)(2) of our By-Laws, to the Secretary of the Company with the following information about the nominee:

•

Biographical data (business experience, board service, academic credentials)

•

Transactions between the shareholder and the candidate, and the Company or its management

•

Relationships or arrangements between the shareholder and the candidate

•

Any other transactions or relationships which the Board of Directors should be aware in order to evaluate the candidate’s independence

•

Details of any litigation involving the shareholder and candidate adverse to the Company or associated with an entity engaged in such litigation

•

Whether the candidate or any company at which the candidate is a current or former officer or director is, or has been, the subject of any SEC, criminal or other proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations

•

Written consent confirming the candidate’s (i) consent to be nominated and named in the Company’s Proxy Statement and, if elected, to serve as a Director of the Company and (ii) agreement to be interviewed by the NCGC and to submit additional information if requested

Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCGC to complete its review in a timely fashion.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the CEO of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Mr. Powers served as our Chairman, President and Chief Executive Officer from 2004 through June 2012 at which point Mr. Nord was appointed President and COO and Mr. Powers remained Chairman and CEO. Effective January 1, 2013, the Board then appointed Mr. Nord as the Company’s CEO, and Mr. Powers retained the role of Chairman of the Board. In connection with the succession of Mr. Nord as the Company’s CEO, the Board determined that Mr. Powers should continue to serve as the Chairman during the transition of the CEO role to Mr. Nord. The Board has determined that this structure is best for the Company and its shareholders at this time, because it allows Mr. Nord, as a new CEO, to dedicate himself to operational matters during this transition phase, while providing for Board leadership continuity by allowing Mr. Powers to focus on Board-related matters. The Company adopted a similar board leadership structure during its previous leadership transition where from 2001 to 2004, to assist in the transition of leadership from Mr. Ratcliffe (the Company’s former Chairman, President and CEO) to Mr. Powers, the Board determined that the Company was best served by having one person serve as the Chairman of the Board and another person serve as President and CEO.

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In addition, the Board has established the position of an independent Lead Director who is appointed from the full Board membership, upon the recommendation of the NCGC, to serve a one-year term commencing immediately following the Company’s Annual Meeting. The Lead Director:

•

Coordinates the activities of the non-management Directors

•

Coordinates the agenda for and chairs sessions of the non-management Directors

•

Facilitates communications between the non-management Directors, other members of the Board, and Company management

•

Upon request, acts as the spokesperson for the Board in interactions with third parties

•

Works with the NCGC and Chairman to review and maintain the Company’s succession plans

At such times as the Chairman is an independent director, the Chairman serves as the Lead Director. Currently, Mr. Guzzi is the Lead Director and is expected to hold this position until the 2013 Annual Meeting. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs as further demonstrated by the fact that its members are current or former CEOs, CFOs or COOs of major companies in similar industries, its Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE, and Mr. Powers and Mr. Nord are the only Directors who are members of executive management. Given the strong operational leadership of Mr. Nord as President and CEO, the continuing oversight by Mr. Powers as Chairman of the Board, and a Board comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate.

Board Oversight of Risk

The Board of Directors is responsible for overseeing the Company’s risk management practices, and Committees of the Board assist it in fulfilling this responsibility.

The Audit Committee routinely discusses with management the Company’s policies and processes with respect to risk assessment and risk management, the Company’s major financial risk exposures, and the actions management has taken to limit, monitor or control such exposures. Annually, the full Board reviews with management the implementation and results of the Company’s Enterprise Risk Management Program (“ERMP”). The ERMP identifies and quantifies a broad spectrum of enterprise-wide risks in various categories, such as hazards, financial, operational, strategic and technical, and related action plans. The ERMP is integrated with the Company’s strategic planning process so that any risk identified as strategic in nature has an action plan in place to mitigate or eliminate it.

The Company’s Internal Audit and Legal Departments also report to the appropriate Board Committee on any significant risk exposures they have encountered in the course of their work that may impact the Company. Such risk exposures may arise from reviews of cases submitted to the Company’s confidential communication hotline, Listen Up; reports of audits conducted by the Internal Audit Department; Code of Ethics or compliance-related matters; major litigation and regulatory issues; and any other matters brought to its attention from other functional areas of the Company that may present a material risk to the Company’s operations, plans or reputation. Management reports provided to a Board Committee on risk exposures may include detailed risk descriptions, analyses, investigations, action plans and timelines, as appropriate. Progress reports are routinely provided until the risk is satisfactorily mitigated or eliminated. Each Board Committee, as part of its reporting responsibilities under its Charter, discusses the nature and status of these risk reports with the full Board and with Company management in attendance, if appropriate. In between regular meetings, Board members may directly contact management at their discretion to review and discuss any risk-related or other concerns that may have arisen.

In 2012, as part of its risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Ethics Policy that supports the Company’s core values of integrity, responsibility, respect for the individual, and a commitment to excellence. Our Code of Ethics Policy covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment policies, compliance with applicable laws and regulations, protection of Company assets and confidential information, and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Ethics Policy and require all Directors and officers to certify compliance with the Code of Ethics Policy. Waivers to the Code of Ethics for Directors and officers may be granted only by the Board of Directors or an appropriate Board Committee and, along with any amendments, will be promptly disclosed to Company shareholders on the Company’s website. The Code of Ethics Policy can be viewed on the Company’s website at www.hubbell.com.

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Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors Hubbell Incorporated c/o Megan C. Preneta, Corporate Secretary 40 Waterview Drive Shelton, Connecticut 06484
By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board, or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening or illegal communication.

Board Committees

The Board of Directors has established the following Committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance. The principal responsibilities of each of these Committees are described generally below, and in detail in their respective Committee Charters. The Charters for each of the Board Committees, except the Executive Committee, are available on the Company’s website at www.hubbell.com. The Charter for the Executive Committee is incorporated into Article III, Section 1, of the Company’s By-Laws which is also available on the website. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee

The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting and disclosure processes. Among its responsibilities, the Audit Committee appoints the independent auditors and evaluates their independence and performance annually, reviews the audit plans and results of the independent auditors and internal auditors, and approves all audit and non-audit fees for services performed by the independent auditors. The Audit Committee also reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes, and compliance with legal and regulatory requirements. The Audit Committee routinely meets in private sessions with the independent auditors, management and the internal auditors to facilitate the free and open communication of matters relating to Company’s financial statements and disclosures. The Board of Directors has determined that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise, and that Mr. Van Riper and Ms. Good are “audit committee financial experts” as defined by the SEC. The Audit Committee met 8 times in 2012.

Compensation Committee

The Compensation Committee determines and oversees the Company’s execution of its compensation philosophy, approves all compensation of the CEO and other members of senior management, and oversees the development and administration of the Company’s compensation and benefit plans. For more information on the responsibilities of and actions taken by the Compensation Committee, see the “Compensation Discussion and Analysis” section beginning on page 25. The Compensation Committee met 3 times in 2012.

Executive Committee

The Executive Committee meets during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

Finance Committee

The Finance Committee oversees the Company’s financial and fiscal affairs and reviews proposals regarding long- and short-term financing, material acquisitions, dividend policies, stock repurchase programs, and changes in the Company’s capital structure. The Finance Committee also reviews the Company’s major capital expenditure plans, monitors tax rates and the Company’s insurance programs, and reviews the administration and management of the Company’s pension plans and investment portfolios.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the development of the Company’s corporate governance guidelines and the adherence to its principles. The Committee approves related person transactions, evaluates director independence and compensation, and reviews matters relating to the Code of Ethics Policy. The Committee’s duties also include identifying qualified individuals to become Board members, recommending nominees for election or appointment to the Board, and overseeing the Board’s and management’s performance evaluation and succession planning process. See the “Director Independence” and “Director Nomination Process” sections on pages 16 and 17 for more information on the actions taken by the Committee in these areas. The Nominating and Corporate Governance Committee met 6 times in 2012.

Board and Committee Membership

Director(1)	Board	Audit	Compensation	Executive	Finance	NCGC
Cardoso	•	•	•
Good	•	•				•
Guzzi	Lead	•		•		Chair
Keating	•	•				•
Malloy	•	•			•
McNally	•		•	•	Chair
Nord	•			•	•
Powers	Chair			•	•
Ratcliffe	•			Chair	•
Rodriguez	•		•		•
Russell	•		•			•
Swift	•		Chair	•		•
Van Riper	•	Chair	•	•
(1) Mr. Cardoso and Mr. Nord were appointed to the Board in 2013. Mr. Van Riper will not be standing for re-election at the 2013 Annual Meeting.

Attendance

During 2012, all Directors then in office attended 100% of the Board of Directors meetings and Committee meetings of which they were a member, except for one Director who missed one Committee meeting. Board members are expected to attend the Annual Meeting of Shareholders. At the 2012 Annual Meeting, all Directors then in office were in attendance.

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

• Board of Directors - Current Members and Experience	• Board Committees - Members and Charters
• Code of Ethics Policy	• Restated Certificate of Incorporation
• Amended and Restated By-Laws	• Stock Ownership Guidelines
• Compensation Recovery Policy	• Contacting our Board of Directors

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VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has two classes of stock: Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. On March 8, 2013, the Company had outstanding 7,167,506 shares of Class A Common Stock and 52,112,285 shares of Class B Common Stock. The following table sets forth as of March 8, 2013 the beneficial owners known to us of more than 5% of the Company’s Class A and Class B Common Stocks:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the “Roche Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	2,078,020(1)(2)(4)	28.99%
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	1,410,440(2)(3)(4)	19.68
Class A Common Stock	Adage Capital Partners, L.P. Adage Capital Partners GP, L.L.C. Adage Capital Advisors, L.L.C. Phillip Gross Robert Atchinson 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116	583,012(5)	8.13
Class A Common Stock	Mason Capital Management, LLC Kenneth M. Garschina Michael E. Martino 110 East 59th Street, 30th floor New York, New York 10022	422,569(6)	5.90
Class B Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,181,032(7)	9.94
Class B Common Stock	Capital World Investors 333 South Hope Street Los Angeles, California 90071	3,430,000(8)	6.58
Class B Common Stock	FMR LLC Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	3,074,822(9)	5.90

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(1)

The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

(2)

The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

(3)

The beneficiaries of such trust are the issue of Harvey Hubbell.

(4)

In addition, Messrs. McNally, Ratcliffe, and Mr. Richard W. Davies, Senior Vice President, Legal Affairs, beneficially own shares of the Company’s Common Stock as set forth in the table on page 23 with respect to Messrs. McNally and Ratcliffe. Mr. Davies beneficially owns 24,394 shares of Class A Common Stock, 57,100 shares of Class B Common Stock, and 2,479 restricted shares of Class B Common Stock, which vest in equal installments over a period of three years.

(5)

The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 14, 2012 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), a general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Phillip Gross and Robert Atchinson, each as managing member of ACA and ACPGP, and general partner of ACP with respect to the shares of common stock directly owned by ACP, collectively, the “Reporting Persons”, reporting ownership of these shares as of December 31, 2012. According to the Schedule 13G, the Reporting Persons have shared voting and dispositive power as to these shares.

(6)

The Company has received a copy of Schedule 13D, as amended, as filed with the SEC on April 4, 2011 by Mason Capital Management LLC (“Mason Management”), and Kenneth M. Garschina and Matthew E. Martino, as managing principals of Mason Management, reporting ownership of these shares as of April 1, 2011. According to the Schedule 13D, Mason Management is the investment manager of Mason Capital L.P., Mason Capital Master Fund, L.P., and certain other funds and accounts, which directly own the shares. Mason Management has sole voting and dispositive power as to these shares, and Messrs. Garschina and Martino have shared voting and dispositive power as to these shares.

(7)

The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on January 31, 2013 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2012. According to the Schedule 13G, BlackRock has sole voting and dispositive power as to these shares; and the shares were acquired by the following subsidiaries of BlackRock: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock International Ltd., BlackRock Financial Management, Inc., BlackRock Life Limited, BlackRock Asset Management Ireland Limited, BlackRock (Singapore) Limited, and BlackRock Investment Management (UK) Limited.

(8)

The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 13, 2013 by Capital World Investors (“Capital World”) reporting ownership of these shares as of December 31, 2012. As reported in said Schedule 13G, Capital World, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 3,430,000 shares of Class B Common Stock as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole voting and dispositive power for all such shares.

(9)

The Company has received a copy of Schedule 13G, as filed with the SEC on February 14, 2013 by FMR LLC and Edward C. Johnson 3d reporting ownership of these shares as of December 31, 2012. According to the Schedule 13G, FMR LLC has sole voting power with respect to 84,522 shares and sole dispositive power with respect to 3,074,822 shares, and Edward C. Johnson 3d has sole dispositive power with respect to 3,074,822 shares. Various subsidiaries of FMR LLC serve as investment adviser or investment manager to investment companies or institutional accounts and may be deemed to beneficially own an aggregate of 3,033,876 of such shares. FIL Limited and various foreign-based subsidiaries provide investment advisory and management services to certain non-U.S. investment companies and institutional investors and may be deemed to beneficially own 40,946 of such shares.

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The following table sets forth as of March 8, 2013 information regarding the beneficial ownership of the Company’s Class A and Class B Common Stocks by each Director, the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers of the Company (collectively, the “named executive officers” or “NEOs”), and by all Directors and executive officers of the Company as a group. With the June 2012 promotion of Mr. Nord to the position of President and Chief Operating Officer (“COO”) and Mr. Sperry, his successor, to the position of Senior Vice President and CFO, the named executive officers include both Mr. Nord and Mr. Sperry as each had served in the role of CFO during 2012. See the “Executive Appointments” section on page 28.

Name	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Percent of Class
Cardoso
Class B Common	1,000	—	1,000	(2)	*
Good
Class B Common	4,321	—	4,321	(2)(3)	*
Guzzi
Class B Common	6,480	—	6,480	(2)(3)	*
Keating
Class B Common	5,571	—	5,571	(2)(3)	*
Malloy
Class B Common	5,578	—	5,578	(2)(3)	*
McNally
Class A Common	3,490,891	—	3,490,891	(6)	48.70
Class B Common	39,242		39,242	(4)	*
Ratcliffe		—
Class A Common	3,571,682		3,571,682	(6)	49.83
Class B Common	170,167	—	170,167	(4)	*
Rodriguez
Class B Common	3,121	—	3,121	(2)(3)	*
Russell
Class B Common	1,100	—	1,100	(2)(3)	*
Swift
Class B Common	7,169	—	7,169	(2)(4)	*
Van Riper
Class A Common	1,000		1,000	(2)	*
Class B Common	18,043	—	18,043	(2)(4)	*
Powers
Class B Common	341,683	75,456	417,139	(5)(9)	*
Nord
Class A Common	106,304		106,304	(7)	1.48
Class B Common	98,720	63,712	162,432	(5)(8)	*
Sperry
Class A Common	212,264		212,264	(10)	2.96
Class B Common	150,558	21,994	172,552	(5)(11)	*
Amato
Class B Common	19,880	0	19,880	(5)	*
Tolley
Class B Common	21,913	49,229	71,142	(5)	*
Muse
Class B Common	33,097	121,591	154,688	(5)	*
All Directors and executive officers as a group (21 persons)
Class A Common	3,898,383		3,898,383	(2)(6)(7)(10)	54.39
Class B Common	969,684	376,660	1,346,344	(2)(3)(4)(5)(8)(11)	2.58

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*

Less than 1%.

(1)

Represents shares of Class B Common Stock obtainable upon the exercise of stock appreciation rights under the Company’s 2005 Incentive Award Plan, as amended and restated. See the section “Outstanding Equity Awards at Fiscal Year End” on page 41.

(2)

Does not include stock units (each stock unit consisting of one share each of Class A and Class B Common Stock) held under the Company’s Deferred Plan for Directors, as of March 8, 2013: Mr. Cardoso — 75, Ms. Good — 1,906, Mr. Guzzi — 7,350, Mr. Keating - 930, Mr. Malloy – 608, Mr. Rodriguez —1,923, Mr. Russell – 709, Mr. Swift — 6,328, and Mr. Van Riper —3,524.

(3)

Does not include 1,420 restricted stock units (“RSU’s”) (each RSU consisting of one share of Class B Common Stock) held under the Company’s Deferred Plan for Directors, as of March 8, 2013, which vest on the date of the 2013 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).

(4)

Includes 1,398 shares of Class B Common Stock granted as restricted stock under the Company’s 2005 Incentive Award Plan, as amended and restated, on May 8, 2012 which vest on the date of the 2013 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).

(5)

Includes the following shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan, as amended and restated, which vest in equal annual installments over a period of three years: Mr. Powers — 21,302, Mr. Nord — 19,835, Mr. Sperry – 6,861, Mr. Amato — 5,162, Mr. Muse — 3,487 and Mr. Tolley – 4,093; and all executive officers as a group — 69,545 shares.

(6)

Includes 2,078,020 shares of Class A Common Stock owned by the Roche Trust and 1,410,440 shares of Class A Common Stock owned by the Hubbell Trust both of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power.

(7)

Includes 106,304 shares of Class A Common Stock held by The Harvey Hubbell Foundation of which Mr. Nord and two corporate officers are co-trustees and have shared voting and investment power.

(8)

Includes 29,358 shares of Class B Common Stock held by The Harvey Hubbell Foundation of which Mr. Nord and two corporate officers are co-trustees and have shared voting and investment power.

(9)

Includes 500 shares of Class B Common Stock directly owned by Mr. Powers’ wife, and 9,500 shares of Class B Common Stock beneficially owned by Mr. Powers’ wife as trustee.

(10)

Includes 212,264 shares of Class A Common Stock held by the Company’s Pension Trust the voting and investment powers of which are controlled by a “Retirement Committee” of which Mr. Sperry, Mr. James H. Biggart, Jr., Vice President and Treasurer, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

(11)

Includes 130,912 shares of Class B Common Stock held by the Company’s Pension Trust the voting and investment powers of which are controlled by the Retirement Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement describes the material elements of the 2012 compensation program for the named executive officers set forth in the Summary Compensation Table.

Executive Summary

Our Business

We are an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Our operations are organized into two business segments — the Electrical segment and the Power segment. The Electrical and Power segments represent approximately 69% and 31%, respectively, of our total revenue for 2012. For more information about our business, please see our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 13, 2013.

Our Business Highlights

Our Company delivered another year of strong financial performance in 2012. We achieved record sales and earnings per diluted share despite our largest end market - non-residential construction - remaining near trough levels. During 2012, we accomplished the following:

Net Sales. Net sales for the year ended 2012 were $3.0 billion, an increase of 6% compared to 2011 with balanced growth between our reporting segments. The sales growth was due to strength in several areas including utility, oil and gas and residential markets as well as higher demand for renovation and relight.

Operating Margin. Operating margin of 15.5% in 2012 increased 70 basis points compared to 14.8% reported in 2011. The increase in operating margin was due to higher volume and price realization and lower commodity costs.

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Earnings Per Diluted Share. Earnings per diluted share in 2012 increased by 13% compared to 2011 due to higher net sales and operating income.

Free Cash Flow as a % of Net Income. Free cash flow (defined as cash flow from operations less capital expenditures) as a % of Net Income was 100% in 2012 compared to 104% in 2011. This marked the sixth consecutive year the Company’s free cash flow has met or exceeded net income.

In addition to the performance achievements noted above, during 2012 the Company also:

•

Increased the quarterly dividends payable two times during the year on its Class A and Class B Common Stocks bringing it to $0.45 per share

•

Successfully completed four acquisitions for approximately $91 million

•

Generated more than $100 million of new product sales

•

Received the 2012 Richard Buzun Award from IDEA, an industry organization owned equally by leading electrical manufacturers (NEMA) and electrical distributors (NAED), in recognition of leadership and accomplishments in eBusiness

•

Held a Senior Leadership Summit bringing together 75 of the Company’s leaders to gain alignment and support of key strategic objectives tied to the vision of creating “One Hubbell”

We believe that our focus on serving our customers, operating with discipline, growing the enterprise and developing our people — provides the means for the Company to continue to grow profits and deliver attractive returns to our shareholders.

Our Compensation Decisions and Practices

Our compensation decisions for 2012 were directly influenced by the operating results for the year described above and reflect the strong relationship between pay and performance. To provide context to the decisions we made regarding our executive compensation, we use the following objectives to guide our decisions:

•

Attract and retain capable executive talent essential to our immediate and long-term success

•

Deliver compensation to our executives that is competitive and fair as compared to relevant external benchmarks

•

Align the interests of our executives with the interests of our shareholders

•

Structure compensation that reflects a strong orientation towards pay for performance while driving long-term shareholder value

To achieve our compensation objectives, we have implemented and maintain sound compensation governance practices. These practices include the following:

•

Designated approximately 70% of the named executive officer’s total direct compensation as performance based

•

Set performance goals and ranges designed to challenge executives to high levels of performance and offer incentive compensation only upon achievement of such goals as approved by the Compensation Committee

•

Cap our short-term and long-term incentive award payouts at 200% of target and eliminate payouts entirely for performance below a minimum threshold

•

Maintain a Compensation Recovery Policy to recover performance based compensation from our senior executives under certain prescribed acts of misconduct or terminate the executive

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•

Require senior executives to acquire and maintain ownership in Company stock equal to between 3 and 5 times their base salary for the duration of their employment under our Stock Ownership and Retention Policy

•

Require a “double trigger” (change in control plus termination of employment) in order to be eligible for all benefits under our Change in Control Severance Agreements

•

Eliminate tax “gross ups” for perquisites, severance or any other benefits provided to our executives

•

Cap lump sum cash payments related to change in control termination to 2.75 times base salary plus short-term incentive awards

•

Not entering into employment agreements with our executives

•

Prohibit the repricing or buyout of options and SARs without shareholder consent as disclosed in our 2005 Incentive Award Plan

•

Closed participation in our Supplemental Executive Retirement Plan and Supplemental Management Retirement Plan

•

Prohibit our executives from hedging or engaging in derivatives trading with respect to Company stock

•

Annually assess the Company’s compensation policies to determine whether such policies encourage risk taking

Our Shareholders’ Feedback – “Say on Pay”

At our 2011 Annual Meeting of Shareholders, we provided our shareholders with the opportunity to cast an advisory vote on executive compensation. 97% of the votes cast on this “say on pay” proposal were voted in favor of the proposal supporting the compensation of our named executive officers as set forth and described in the 2011 Proxy Statement. With the overwhelmingly favorable results of the 2011 say on pay vote, we believe this indicates that our shareholders are generally supportive of our approach to executive compensation and chose to maintain the structure and components of our executive compensation program. At the 2011 Annual Meeting, our shareholders also voted in favor of the proposal to hold say on pay votes every three years. In the future, we will continue to consider the outcome of our triennial say on pay votes when making compensation decisions regarding the named executive officers.

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COMPENSATION PROGRAM

Overview

The Company’s pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. In order to achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements which provides executives with income that is reflective of competitive benchmarks and enhances the Company’s ability to attract and retain key management:

Compensation Elements *	Characteristics	Purpose
Base Salary	Fixed. Cash payment based on scope of responsibility, experience and individual performance.	Offers a stable source of income based on the executive’s functional role and responsibilities, competitive position and the ability to influence Company performance.
Short-Term Incentive Awards	Variable. Performance based opportunity. Annual cash incentive tied to achievements of designated short-term financial and strategic objectives.	Intended to motivate and reward executives for achievements of Company financial and strategic objectives.
Long-Term Incentive Awards	Variable. Performance based opportunity. Equity incentive awards that are 75% based on performance and 25% based on retention requirements.	Intended to create alignment with shareholders and promote achievement of longer term financial and strategic objectives.
* Executives also receive indirect compensation through employee benefit plans, limited perquisites and severance protection which are discussed under the “Employee Benefits” section on page 35.

Executive Appointments

On June 6, 2012, the Company announced the appointments of Mr. David G. Nord to the position of President and Chief Operating Officer and Mr. William R. Sperry to the position of Senior Vice President and Chief Financial Officer. Mr. Nord succeeded Mr. Timothy H. Powers, the Company’s former President, who remained in the role of Chairman and Chief Executive Officer until January 1, 2013, at which time Mr. Nord was then appointed President and Chief Executive Officer, and Mr. Powers retained the role of Chairman. Mr. Sperry, who held the position of Vice President, Corporate Strategy and Development from August 2008 until his appointment, succeeds Mr. Nord who served as the Company’s CFO from September 2005 until his appointment in June 2012. In connection with these appointments, both Mr. Nord and Mr. Sperry received mid-year compensation adjustments which are discussed throughout the CD&A and reflected in the tabular disclosures beginning on page 25.

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity LLP, an independent outside compensation consultant engaged by the Committee to assist in its determination of the appropriate amount of total direct compensation for the named executive officers. Exequity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the NCGC for which it provides guidance on independent Director compensation. See the “Compensation of Directors” section on page 14.

The Compensation Committee discusses its compensation philosophy with Exequity, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the total compensation strategy and pay levels for the Company’s named executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation, the Compensation Committee is solely responsible for determining all executive compensation decisions.

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The Committee has assessed the independence of Exequity and concluded that no conflict of interest exists that would prevent Exequity from providing independent advice to the Committee regarding executive compensation matters. In making this determination, the Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) Exequity’s conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any common stock or other securities of the Company.

Benchmarking

Exequity supplies the Compensation Committee with compensation data for each element of the total compensation package (base salary, and short-term and long-term incentive awards). The Compensation Committee benchmarks to the median pay levels for specific positions at manufacturing companies represented in the Aon Hewitt Associates Total Compensation DataBase™. In 2011, this database was comprised of a community of over 300 companies in the U.S. general manufacturing sector. An analysis of this database was used in setting 2012 target pay. In 2012, due to a significant level of turnover in the Aon Hewitt Database, the Compensation Committee determined to focus on only those companies in the database that were consistent year over year (over 100 companies) to establish consistency in the market data and ensure that results were reflective of pay rates for specific jobs across the general industry. The data relied upon by the Compensation Committee is a statistical summary of the pay practices for the manufacturing industry and not representative of any individual companies. Throughout this Compensation Discussion and Analysis (“CD&A”) references to “benchmarking”, “competitive data” or “market” refer to this statistical summary.

The Compensation Committee benchmarks the Company’s executive compensation levels to the practices of such general manufacturing companies because it believes that the source and the destination of the Company’s senior executive talent extends beyond the limited community of electrical manufacturers and includes a wide range of other organizations in the manufacturing sectors outside the Company’s traditional competitors for products and services. Benchmarking pay practices to a broad representation of general industry ensures that the Company sets its pay at levels that will position it to attract and retain qualified senior executives in the face of competing pressures in the Company’s relevant labor markets.

The Compensation Committee’s review of the data in 2012 showed the Company’s target total compensation (base salary plus short- and long-term incentive opportunities) for its executives to be competitive with 50th percentile practices in that external market, the position to which the Committee aims to manage executive compensation opportunities.

In addition to reviewing the compensation levels of the benchmark group, the Compensation Committee also reviews tally sheets totaling 2012 compensation for each of the named executive officers. These tally sheets identify and value each element of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provide an aggregate sum for each executive. This analysis along with the market assessment aids in the Compensation Committee’s assessment of the Company’s compensation program.

Elements of Compensation

Consistent with our philosophy of linking pay to performance, a significant portion of the total compensation paid to our named executive officers is performance based, taking the form of short- and long-term incentive award opportunities. As shown in the charts below, the Company’s compensation mix as reviewed by the Compensation Committee is consistent with external market practices:

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Base Salary

Base salary is the principal fixed component of total direct compensation paid to our named executive officers. Salaries are determined by reference to competitive data, individual levels of responsibility and succession considerations. The Company defines its market competitive position for base salaries as the 50th percentile of the market data. This benchmark represents the Compensation Committee’s belief that base compensation, which is not tied to performance, should be no greater than necessary to be competitive in order to attract and retain qualified individuals, with incentive compensation representing the greatest percentage of total compensation (81% for the CEO and 67% for all other NEOs). In connection with their June 2012 promotions, the Compensation Committee approved of increasing Mr. Nord’s base salary to $670,000 from $488,600, and Mr. Sperry’s base salary to $421,000 from $350,400, consistent with market levels of base salary compensation payable to executives in similar roles. In December 2012, the Compensation Committee also approved of increases for the named executive officers (other than Mr. Powers) that would maintain their base salaries within market-representative pay levels effective in 2013. For Mr. Powers, the Compensation Committee determined to maintain his base salary at $1,000,000 for 2013 in light of his continuing role and responsibilities as Mr. Nord transitioned into his role as CEO.

Short-Term Incentive Compensation

Annual short-term incentive award expenditures are also targeted at the 50th percentile of the market data. Short-term incentive awards for the named executive officers are paid pursuant to the Company’s Incentive Compensation Plan (“Incentive Plan”) and Senior Executive Incentive Compensation Plan (“Senior Plan”) (collectively, “STI Plans”). Short-term incentive award target levels for each executive are determined by reference to competitive data provided by Exequity. The actual amount of short-term incentive awards payable to each executive reflects achievement of financial and strategic plan goals approved by the Compensation Committee which include factors such as free cash flow, earnings per diluted share (“EPS”), and operating profit performance. Short-term incentive award target levels (“STI Target”) are based on a percentage of 2012 base salaries and payable from the compensation plans noted in the table and discussed below:

Name(1)	STI Target Percentage	Base Salary	STI Target	Compensation Plan
T. H. Powers	100%	$1,000,000	$1,000,000	Senior Plan
D. G. Nord	85%	$670,000	$569,500	Senior Plan
W. R. Sperry	70%	$421,000	$294,700	Incentive Plan
G. N. Amato	70%	$479,100	$335,370	Incentive Plan
S. H. Muse	70%	$440,900	$308,630	Incentive Plan
W. T. Tolley	70%	$430,600	$301,420	Incentive Plan

(1)

For Mr. Nord and Mr. Sperry reflects base salary and STI Target Percentages as of June 2012. Previously, their 2012 base salaries and STI Target Percentages were as follows: Mr. Nord - $488,600 (70%) and Mr. Sperry $350,400 (60%).

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Incentive Compensation Plan

The Incentive Compensation Plan is similar to the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere, enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal to 15% of the excess of the Company’s consolidated earnings over 10% of the beginning year invested capital and long-term debt. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves certain performance goals established by the Compensation Committee at the beginning of each year which can range from 50% to 200% of the named executive officer’s STI Target. If performance falls below a minimally acceptable threshold, then no short-term incentive award is payable at all.

Senior Plan

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and its three other most highly paid executives, other than the CFO, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation. Short-term incentive awards paid under the Company’s Senior Plan are intended to be exempt from the deduction limit of Code Section 162(m). Like many other public companies that utilize similar plans, the Senior Plan is intended to provide the Company with the ability to pay performance based compensation to senior executives that are deductible by the Company for federal income tax purposes to the maximum extent permitted by the Code.

Similar to the Incentive Compensation Plan, short-term incentive awards under the Senior Plan are earned based on the achievement of Compensation Committee approved performance goals, and payable from the incentive compensation pool described under the Incentive Compensation Plan section above. Under the Senior Plan, for example:

Mr. Powers was eligible to earn a maximum amount for 2012 equal to the lesser of:

•

15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•

$5,000,000.

Mr. Nord’s maximum amount for 2012 was the lesser of:

•

10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•

$5,000,000.

After the maximum possible payout under the Senior Plan is determined, the Compensation Committee may use its discretion, to decrease (but not increase) the actual amount of the short-term incentive award paid under the Senior Plan. In exercising its discretion to reduce the amounts paid to Mr. Powers and Mr. Nord under the Senior Plan, the Compensation Committee considered the same EPS and free cash flow performance goals, weightings and formulation that it applied to the Incentive Compensation Plan participants and awarded for Mr. Powers and Mr. Nord the amounts displayed in the Summary Compensation Table on page 38 based upon the performance results shown in the “Corporate Officers” table on page 32. Thus, although 2012 short-term incentive awards were paid to Mr. Powers and Mr. Nord under the Senior Plan, they received the same short term incentive award they would have received for 2012 had they each participated in the Incentive Compensation Plan.

2012 Performance Measures

Corporate Officers

For 2012, the Compensation Committee identified EPS and free cash flow (defined as cash flow from operations less capital expenditures) at the Company level as the two performance measures it would use to determine short-term incentive award eligibility. EPS was selected because it was deemed by the Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was selected because it is an important determinant in Company performance. The 2012 short-term incentive awards for Mr. Powers, Mr. Nord and Mr. Sperry were based solely on these two measures.

Group Vice Presidents

In addition to the EPS and free cash flow measures described above, the short-term incentive awards for Mr. Amato, Mr. Muse and Mr. Tolley include three additional performance measures at the business unit level: operating profit, free cash flow and strategic objectives specific to each of their business units. The Compensation Committee focused a significant portion of the group vice presidents’ short-term incentive award on operating profit and free cash flow results to promote decision making that would best increase the value of the business unit with which the president has direct oversight and control. The operating profit and free cash flow targets were the only targets material to the consideration of the group vice presidents’ annual short-term incentive award. The strategic objectives for Mr. Amato, Mr. Muse and Mr. Tolley were selected by the Compensation Committee after consulting with management and identifying certain objectives that were central to the strategic plan of each of their business units. No single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. The Compensation Committee determined the level of achievement of certain strategic objectives by formula and others using its qualitative judgment. Examples of strategic objectives for the named executive officers include measured improvements in their safety performance, and leveraging the Company’s enterprise business system through advancements in standardized reporting and available functionality.

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The tables below reflect the applicable short-term incentive award measures, weighting and thresholds for Corporate Officers (Mr. Powers, Mr. Nord and Mr. Sperry) and Group Vice Presidents (Mr. Amato, Mr. Muse and Mr. Tolley):

Corporate Officers					Group Vice Presidents
Measures	Threshold			Weight	Measures	Threshold			Weight
EPS	Minimum: Target: Maximum:	$3.90 = $4.87 = ≥ $5.84 =	50% 100% 200%	80%	Operating profit and Free cash flow (Business unit level)	Minimum: Target: Maximum:	< 80% = 100% = ≥ 120% =	0% 100% 200%	70%
Free cash flow	Minimum: Target: Maximum:	$234M = $292M = $350M =	50% 100% 200%	20%	EPS and Free cash flow (Company level)	See table at left			15%
					Strategic objectives	Comp. Committee Discretion			15%

Performance Results and Payout

For 2012, actual EPS was $5.00 and free cash flow was $300M which the Compensation Committee then adjusted for predetermined discrete items not considered in determining the threshold including foreign currency translation and acquisition related costs, resulting in EPS and free cash flow performance of $5.07 and $297M, respectively. Applying the weightings shown below, the short-term incentive awards for Mr. Powers, Mr. Nord and Mr. Sperry resulted in a composite payout of 118% of their respective STI Targets, which amounts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 38.

Corporate Officers

Measures	Threshold			Weight	Performance
					Result	Weighted
EPS	Minimum: Target: Maximum:	$3.90 = $4.87 = ≥ $5.84 =	50% 100% 200%	80%	$5.07	96%
Free cash flow	Minimum: Target: Maximum:	$234M = $292M = $350M =	50% 100% 200%	20%	$297M	22%
COMPOSITE PAYOUT:						118%

Group Vice Presidents

Mr. Amato. The Electrical Systems business achieved operating profit performance that was 3% better than target which translated to a performance result for Mr. Amato of 115% on the operating profit measure. The Electrical Systems business achieved free cash flow performance of 106% of target. This performance translated to a performance result of 128% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Electrical Systems business), Mr. Amato earned a 118% payout on this measure or 83% when the relative weighting was applied. The Compensation Committee assessed Mr. Amato’s performance on the strategic objectives and determined that such results corresponded to a performance level of 170%. As a result, Mr. Amato’s actual short-term incentive award for 2012 is indicated in the following table:

Measures	Performance Target	Weight	Performance
			Result	Weighted
Operating profit	110% of prior year	70%	115%	83%
Free cash flow	69% of Operating profit		128%
EPS and Free cash flow (Company level)	See table above	15%	118%	18%
Strategic objectives	Comp. Committee discretion	15%	170%	25%
COMPOSITE PAYOUT:				126%

Mr. Muse. The Lighting business achieved operating profit performance 1% above target which translated to a performance result for Mr. Muse of 103% on the operating profit measure. The Lighting business achieved free cash flow performance of 108% of target. This performance translated to a performance result of 139% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Lighting business), Mr. Muse earned a 112% on the composite measure or 78% payout when the relative weighting was applied. The Compensation Committee assessed Mr. Muse’s performance on the strategic objectives and determined that such results corresponded to a performance level of 135%. As a result, Mr. Muse’s actual short-term incentive award for 2012 is shown in the following table:

Measures	Performance Target	Weight	Performance
			Result	Weighted
Operating profit	110% of prior year	70%	103%	78%
Free cash flow	69% of Operating profit		139%
EPS and Free cash flow (Company level)	See table above	15%	118%	18%
Strategic objectives	Comp. Committee discretion	15%	135%	20%
COMPOSITE PAYOUT:				116%

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Mr. Tolley. The Power business achieved operating profit performance that was 8% above target which translated to a performance result for Mr. Tolley of 141% on the operating profit measure. The Power business achieved free cash flow performance of 104% of target. This performance translated to a performance result of 118% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Power business), Mr. Tolley earned a 135% payout on this measure or 94% when the relative weighting was applied. The Compensation Committee assessed Mr. Tolley’s performance on the strategic objectives and determined that such results corresponded to a performance level of 160%. As a result, Mr. Tolley’s actual short-term incentive award for 2012 is shown in the following table:

Measures	Performance Target	Weight	Performance
			Result	Weighted
Operating profit	114% of prior year	70%	141%	94%
Free cash flow	67% of Operating profit		118%
EPS and Free cash flow (Company level)	See page 32	15%	118%	18%
Strategic objectives	Comp. Committee discretion	15%	160%	24%
COMPOSITE PAYOUT:				136%

Long-Term Incentive Compensation

The Company matches compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Company shares. The long-term incentive compensation program is the means by which shares are earned. Long-term incentive awards for the named executives are paid pursuant to the Company’s amended and restated 2005 Incentive Award Plan (“Equity Plan”). The objectives of the long-term incentive compensation program are to:

•

Generate growth in the Company’s share price by rewarding activity that enhances enterprise value

•

Ensure long-term rewards are commensurate with performance

•

Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making

The value of long-term incentive awards granted to executives each year is based on several factors, including a review of external practices as provided by Exequity, the Compensation Committee’s assessment of the Company’s financial performance in the short- and long-term, the value of awards granted in prior years and succession considerations.

The Compensation Committee determined that the best balance of the Company’s interests in motivating, retaining and rewarding the named executive officers, is by having 50% of each executive’s long-term incentive award value in the form of SARs, 25% in restricted stock, and 25% percent in performance shares. This particular blend of award formats was viewed by the Compensation Committee as being representative of the prevailing mix in the external market. This decision to align the Company’s mix of long-term incentive award grants with the benchmark norm was deemed to be consistent with the Company’s broader objective of extending market representative pay opportunities.

In December 2012, the Compensation Committee approved for the named executive officers awards of Class B Common Stock under the Equity Plan in the form of restricted stock, SARs and performance shares. The Committee believes granting awards in these formats uses shares efficiently while increasing executive stock ownership commensurate with the Company’s performance. More specifically, the Compensation Committee deems the issuance of these particular award types to satisfy the Company’s compensation objectives in the following manner:

•

SARs and performance shares strengthen the performance orientation of the award program

•

Restricted stock builds equity ownership which more closely aligns the interests of our executives to those of our shareholders

•

SARs, restricted stock and performance shares efficiently use shares to deliver targeted value to executives

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, restricted stock, SARs and performance share grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives, as was the case for Mr. Nord and Mr. Sperry each of whom received a restricted stock and SAR award in June 2012, or in connection with an acquisition.

Restricted Stock Awards

Restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders since the value of a restricted share depends on the executives continued employment and the value of the Company’s stock on the vesting date. Restricted share awards are granted in shares of the Company’s Class B Common Stock and generally vest in three equal installments on the anniversary of the grant date.

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SARs

A SAR gives the right to the holder to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the market value of a share of Class B Common Stock upon exercise. Generally, SARs vest in three equal installments on the anniversary of the grant date. The base price pursuant to which the value of a SAR is measured is the mean between the high and low trading prices of Class B Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. June 6, 2012 - $76.015 and December 4, 2012— $83.725). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons: First, using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made. Second, because of the relatively low volume at which the Company’s stock trades it suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the value of each SAR is formulated on the basis of a modified Black-Scholes calculation.

Performance Share Awards

Performance share awards give the executive the ability to earn shares of the Company’s Class B Common Stock upon satisfaction of certain pre-established performance measures within a stated period of time. In 2012, performance shares were granted and could be earned based on the Company’s total shareholder return (“TSR”) over a three-year performance period compared to the TSR of other companies in the S&P Mid-Cap 400 Index (“Index”). The number of performance shares to be paid under this grant is determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
Total Shareholder Return	≥ 80th percentile of Index	200%
	At 50th percentile of Index	100%
	At 35th percentile of Index	50%
	Below 35th percentile of Index	0%

All performance share awards are subject to a shareholder protection mechanism such that no shares will be paid in the event the Company’s TSR over the three-year performance period falls below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns.

The performance share grant of December 1, 2009, having a performance period of January 1, 2010 to December 31, 2012, was paid out in February 2013 based upon the Company’s TSR achievements as shown in the table below:

At the end of the performance period, the Company achieved TSR performance at the 85th percentile of the Index resulting in a 200% payout thereby earning the named executive officers the following shares of Class B Common Stock: Mr. Powers – 26,618, Mr. Nord – 7,412, Mr. Sperry – 3,858, Mr. Amato – 5,786, Mr. Muse – 5,272 and Mr. Tolley – 4,822.

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Compensation Policies

Stock Ownership and Retention Policy

The Company has a stock ownership and retention policy which is applicable to the named executive officers as well as other officers and designated employees. The policy requires such employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The terms and conditions of the policy are routinely examined to ensure consistency with current market practices and external benchmarks, and alignment between the interests of the employees covered by the policy and the interests of the Company’s shareholders. The policy provides:

•

Until an employee meets their ownership minimum, an employee must retain fifty percent (50%) of the net shares acquired pursuant to the exercise of a SAR.

•

Once the minimum share ownership level is satisfied, the employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.

•

Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the employee, including restricted stock granted under the Equity Plan. Shares underlying unexercised SARs, and unearned performance shares are not counted.

•

Covered employees have approximately five years from the earliest date such employee is granted an option to acquire Company securities to achieve their minimum ownership requirement

Accordingly, the amended policy expects employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated below:

Executive Level	Multiple of Base Salary
Chief Executive Officer	5x
Chief Operating Officer	4x
Chief Financial Officer, Group Vice Presidents and General Counsel	3x
Other Corporate Officers	2x
Other Executives (non-Corporate Officers)	1x

All NEO’s are in compliance with the stock ownership and retention policy.

Compensation Recovery Policy

The Company has a Compensation Recovery Policy which provides that an executive who is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

•

Termination of employment

•

Recovery of all or any portion of any performance based cash or equity paid or vested during the previous three years and that would otherwise not have been paid or vested based on the restated financial results

•

Cancellation or forfeiture of any performance based cash or equity awards not yet paid or vested, or offset against future awards

All actions taken under this policy will be determined by the Board of Directors in its sole discretion, upon consultation with the Audit Committee and the NCGC.

Employee Benefits

Named executive officers also receive employee benefits that are generally available to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are similar to the types and amounts available to other senior executives of manufacturing companies as demonstrated in the benchmarked data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

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Retirement Plans and Nonqualified Deferred Compensation Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax-qualified defined benefit plan (“DB Plan”) and a defined contribution plan consisting of a 401(k) plan and a discretionary profit sharing contribution plan (“DC Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The DB Plan and DC Plan provide employees, including named executive officers, with retirement income. The Company contributes to the DB Plan whereas both the Company and the employee contribute to the DC Plan. Employees hired after December 31, 2003 are not eligible to participate in the DB Plan, but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003, following its determination that it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the DC Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

The named executive officers also participate in supplemental retirement plans available to selected senior executives of the Company, which include the Top Hat Restoration Plan (the “DB Restoration Plan”), the Defined Contribution Restoration Plan (the “DC Restoration Plan”), and either the Supplemental Executive Retirement Plan (the “Executive Plan”) or the Supplemental Management Retirement Plan (the “Management Plan”) both of which are closed to new participants.

The DB Restoration Plan is an “excess benefit plan” pursuant to which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan but without regard to the applicable limits on compensation or benefit accruals required by the tax-qualified plan rules. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the discretionary profit sharing contributions such employee would have received under the DC Plan but for the compensation limits imposed by the tax-qualified plan rules less the amounts of discretionary profit sharing contributions such employee received under the DC Plan. The DB Restoration Plan, DC Restoration Plan, Executive Plan and Management Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

The Company also has a nonqualified Executive Deferred Compensation Plan (“EDCP”), which permits selected individuals, including our named executive officers, to defer the receipt of a portion of their annual short-term incentive compensation and also provides for discretionary Company contributions. Amounts deferred under the EDCP are credited with earnings on the basis of individual investment directions made by each participant. The purpose of the EDCP is to provide a tax and retirement planning tool to selected individuals and thus assist the Company in attracting and retaining senior management. See also the “Retirement Plans” section on page 44 and the “Non-Qualified Deferred Compensation” section on page 46.

Perquisites

The Company provides the following limited perquisites to its named executive officers: use of a Company car, financial planning and tax preparation services, personal travel on the Company aircraft, executive physicals, and supplemental medical insurance (for Mr. Powers only). These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of the executive’s time, and protect the executive’s personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered and the evolving competitive landscape and determines whether any modifications are appropriate. See footnote 8 to the “Summary Compensation Table” on page 38.

Severance and Change in Control Benefits

The Company provides certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment through base salary and health benefit continuation, and outplacement services, with the intent of providing for a stable work environment. In addition to general severance, the Company provides enhanced benefits to its senior executives in the event of a change in control as a means of reinforcing and encouraging their continued attention and dedication to their duties of employment without the personal distraction or conflict of interest that could arise from the occurrence of a change in control.

The Company extends severance and change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. The decision to offer these benefits does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on Exequity to ensure that such severance and change in control benefits align with the policy statements put forth by governance rating agencies and market practices in the area of severance and change in control compensation.

Accordingly, the Company’s Change in Control Severance Agreements contain the following provisions and reflect the types and amounts of compensation benefits payable to senior executives upon a change in control:

•

Double trigger (change in control plus termination of employment) required to obtain benefit

•

Lump sum cash payments not to exceed 2.75 times base salary plus short-term incentive award

•

Elimination of gross ups to cover excise taxes

The Compensation Committee also reviewed the Company’s general severance benefits in light of current market trends and in February 2011 determined to revise the Company’s general Severance Policy to better reflect its understanding of current best practices regarding severance benefits. See the “Potential Post-Employment Compensation Arrangements” on page 47.

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Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to its Chief Executive Officer and its three other most highly paid executive officers (other than its Chief Financial Officer), unless the compensation in excess of $1 million is performance based. Payments under the Senior Plan, stock options and SARs granted under the Company’s Equity Plan with an exercise price of at least fair market value, and performance shares granted under the Equity Plan are intended to qualify as performance based compensation exempt from the limitations of Section 162(m) of the Code.

The Compensation Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Richard J. Swift, Chairman

Carlos M. Cardoso

Andrew McNally IV

Carlos A. Rodriguez

John G. Russell

Daniel S. Van Riper

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2012

The following table sets forth the total compensation of Company’s named executive officers for the years ended December 31, 2012, December 31, 2011, and December 31, 2010.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings(6)(7) ($)	All Other Compensation(8) ($)	Total ($)
T. H. Powers Chairman of the Board and CEO	2012	1,000,000	-	1,990,670	1,176,899	1,180,000	318,393	163,050	5,829,012
	2011	1,000,000	-	2,089,817	1,207,628	1,400,000	2,922,646	164,746	8,784,837
	2010	930,000	-	1,519,958	883,930	1,534,500	724,221	129,877	5,722,486
D. G. Nord President and COO	2012	607,474	-	2,200,297	1,344,114	622,600	1,239,765	90,993	6,105,243
	2011	465,300	-	536,880	310,264	456,000	1,459,937	186,215	3,414,596
	2010	432,600	-	429,611	249,801	499,700	763,856	60,865	2,436,433
W. R. Sperry Senior Vice President and CFO	2012	401,596	-	630,077	388,029	327,000	-	59,453	1,806,155

G. N. Amato Group Vice President	2012	479,100	-	490,035	289,689	422,600	966,186	27,536	2,675,146
	2011	456,300	-	482,252	278,685	460,000	1,318,448	24,297	3,019,982
	2010	390,000	100,000	396,493	230,591	532,400	654,700	30,130	2,334,314
S. H. Muse Group Vice President	2012	440,900		321,636	190,118	358,000	1,256,500	40,942	2,608,096
	2011	430,100	-	321,523	185,786	394,400	1,488,660	38,445	2,858,914
	2010	420,200	-	297,420	172,946	391,200	789,760	37,755	2,109,281
W. T. Tolley Group Vice President	2012	430,600		385,832	228,137	409,900	419,885	39,200	1,913,554
	2011	410,100	-	385,791	222,954	390,400	355,738	39,914	1,804,897
	2010	358,600	-	313,909	182,552	268,600	192,000	59,344	1,375,005

(1)

Effective January 1, 2013, Mr. Powers title changed to Chairman of the Board and Mr. Nord’s title changed to President and Chief Executive Officer.

(2)

The amounts reported in the Salary column reflect salaries paid in 2012. For Messrs. Nord and Sperry the amounts reported reflect base salary increases made in connection with their appointments to the positions of President and Chief Operating Officer, and Senior Vice President and Chief Financial Officer, respectively, in June 2012.

(3)

The amount reported in the Bonus column reflects a discretionary bonus awarded to Mr. Amato for fiscal year 2010 in recognition of his strong leadership in delivering superior performance for the Electrical business.

(4)

The amounts reported in the Stock Awards and Option Awards columns reflect the grant date fair value of restricted stock, performance shares, and SARs in the years indicated as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 17 to the Consolidated Financial Statements for 2012 in the Form 10-K filed with the SEC on February 13, 2013. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Class B Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares, the grant date fair value is based upon the probable outcome of meeting the performance goals applicable to such shares at a target award of 100%.

(5)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned during fiscal 2010, 2011 and 2012 under the Company’s Incentive Compensation Plan and Senior Plan.

(6)

The amounts reported in the Change in Pension Value column reflect the change in the actuarial present value of each named executive officer’s accumulated benefit under the retirement plans in which he participates. See the “Employee Benefits” section on page 35 and “Retirement Plans” section on page 44. The present value of these accrued benefits at December 31, 2011 and December 31, 2012 is based on the 2013 Pension Protection Act 2013 Optional Combined Tables (gender distinct), using a discount rate of 4.40% and 4.20%, respectively. Participants are assumed to retire at age 62 or current age, if later.

(7)

The value of pension benefits under the Basic Plan, Restoration Plan, and Executive Plan are based, in part, on the highest three year average of compensation earned over the prior ten-year period, including annual short-term incentive compensation. The larger increase in the present value of Mr. Powers’ pension benefit in 2011 was due to the fact that the discount rate used to determine the value of his pension benefit decreased by 100 basis points from 5.40% in 2011 to 4.40% in 2012 and because his three year average of highest compensation increased in 2011 as compared to 2010.

(8)

The amounts reported in the All Other Compensation column for 2012 are detailed in the table below:

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Name	Perquisites(a) ($)	Retirement Plan Contributions(b) ($)	Life Insurance Premium(c) ($)	Total ($)
T. H. Powers	147,390	7,500	8,160	163,050
D. G. Nord	39,620	50,090	1,283	90,993
W. R. Sperry	24,911	33,984	558	59,453
G. N. Amato	16,315	7,500	3,721	27,536
S. H. Muse	32,255	7,500	1,187	40,942
W. T. Tolley	30,568	7,500	1,132	39,200

(a)

The amounts in the Perquisites column reflect the incremental cost to the Company for providing the use of an automobile to each named executive officer, which includes lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the NEO multiplied by the percentage attributable to personal use; the actual cost of financial planning or tax preparation services for Mr. Powers, Mr. Nord, Mr. Tolley and Mr. Muse; the actual cost of executive physicals for Mr. Nord and Mr. Sperry; supplemental medical insurance for Mr. Powers; and the incremental cost to the Company for providing personal use of the Company aircraft for Mr. Powers ($102,341) and Mr. Tolley, which includes fuel, landing, hangar and maintenance fees, crew expenses and costs associated with “deadhead” flights.

(b)

The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $7,500 for each named executive officer under the DC Plan and a profit sharing contribution of $10,000 for Mr. Nord and Mr. Sperry. Also includes for Mr. Nord and Mr. Sperry a contribution of $32,590 and $16,484, respectively, under the DC Restoration Plan to be made in 2013. See the “Non-Qualified Deferred Compensation” section on page 46.

(c)

The amounts in the Life Insurance Premium column reflect actual amounts paid by the Company for life insurance for each of the named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table presents information concerning awards granted in 2012 to the named executive officers under the Company’s Incentive Award Plan, Senior Plan and Equity Plan. All stock awards are payable in shares of the Company’s Class B Common Stock.

Name	Type of Award	Grant Date	Est. Future Payouts Under Non- Equity Incentive Plan Awards(1)			Est. Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
T. H. Powers	STI		500,000	1,000,000	2,000,000	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	5,846	11,692	23,384	9,704	64,417	83.725	3,167,569
D. G. Nord	STI		284,759	569,500	1,139,000	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	4,317	8,634	17,268	7,166	47,569	83.725	2,339,107
	LTI	06/06/12	-	-	-	-	-	-	9,607	27,910	76.015	1,205,304
W. R. Sperry	STI		147,350	294,700	589,400	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	1,080	2,159	4,318	1,792	11,892	83.725	584,864
	LTI	06/06/12	-	-	-	-	-	-	3,453	10,033	76.015	433,242
G. N. Amato	STI		167,685	335,370	670,740	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	1,439	2,878	5,756	2,389	15,856	83.725	779,724
S. H. Muse	STI		154,315	308,630	617,260	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	945	1,889	3,778	1,568	10,406	83.725	511,754
W. T. Tolley	STI		150,710	301,420	602,840	-	-	-	-	-	-	-
	LTI	12/04/12	-	-	-	1,133	2,266	4,532	1,881	12,487	83.725	613,969

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the named executive officers under the Company’s Incentive Award Plan and Senior Plan. For Messrs. Nord and Sperry, the target, threshold and maximum amounts are based upon their increased base salaries and STI Target Percentages made in connection with their promotions in June 2012. The named executive officers are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, operating profit improvement and strategic objectives. See the “Short-Term Incentive Compensation” section on page 30.

(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares awarded to the named executive officers under the Equity Plan on December 4, 2012, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned based on the Company’s total return to shareholders at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Mid-Cap 400 Index. See the “Performance Share Awards” section on page 34.

(3)

The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of restricted shares and SARs awarded to each of the named executive officers under the Equity Plan on December 4, 2012, and to Mr. Nord and Mr. Sperry on June 6, 2012, which are subject to vesting in three equal annual installments on the anniversary of the grant date, and become fully vested upon death, disability, change in control, or, in the case of restricted shares only, upon “Retirement” as defined on page 40.

(4)

The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Class B Common Stock on the trading day immediately preceding the date of grant, which is the fair market value of the Class B Common Stock as defined under the Equity Plan.

(5)

The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the (i) restricted stock, SAR and performance share awards granted to each named executive officer on December 4, 2012, and (ii) restricted stock and SAR awards granted to Mr. Nord and Mr. Sperry on June 6, 2012, both as determined under FASB ASC Topic 718 and disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K filed with the SEC on February 13, 2013. For performance shares, fair value is based upon the probable outcome of meeting the performance goals related to total shareholder return at target and the assumptions disclosed in Note 17 to the Consolidated Financial Statements for 2012 contained in the Company’s 2012 Annual Report on Form 10-K filed with the SEC on February 13, 2013. The fair value of each award type is shown in the table below:

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Name	Fair Values
	Restricted Stock ($)	SARs ($)	Performance Shares ($)	Total ($)
T. H. Powers	812,467	1,176,899	1,178,203	3,167,569	(a)
D. G. Nord	599,973	869,086	870,048	2,339,107	(a)
	730,276	475,028	-	1,205,304	(b)
W. R. Sperry	150,035	217,267	217,562	584,864	(a)
	262,480	170,762	-	433,242	(b)
G. N. Amato	200,019	289,689	290,016	779,724	(a)
S. H. Muse	131,281	190,118	190,355	511,754	(a)
W. T. Tolley	157,487	228,137	228,345	613,969	(a)
(a) Reflects fair values associated with December 4, 2012 grant. (b) Reflects fair values associated with June 6, 2012 grant.

Equity Award Plan Vesting Provisions

The following table describes the vesting provisions and exercise periods, as applicable, of each of the equity incentive awards granted to the named executive officers in 2012 under the scenarios shown. For each of these awards, “Retirement” shall mean that the named executive officer has terminated employment with the Company, is minimum age 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

Award Type	Normal Course	Involuntary Termination (without cause) / Voluntary Termination	Retirement	Death / Disability
Restricted Stock	Vests in three equal annual installments on anniversary of grant date	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
SARs	Vests in three equal annual installments on anniversary of grant date	Unvested SARs forfeited. Vested SARs exercisable for earlier of 90 days after termination date or 10th anniversary of grant date.	Unvested SARs continue to vest in the normal course. Vested SARs exercisable until 10th anniversary of grant date.

Unvested SARs fully vest. Upon death (or if NEO dies within 90 days of termination of service due to disability) SARs are exercisable for earlier of 1 year after death or 10th anniversary of grant date.

Performance Shares	Vests subject to Company’s total shareholder return performance compared to S&P Mid-Cap 400 at end of three-year period	Unvested performance shares forfeited	Eligible for pro-rata portion of shares that executive would have earned at the end of the performance period had the executive not retired	Target number of shares fully vest

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Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, SAR and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2012. All outstanding equity awards are in shares of the Company’s Class B Common Stock.

Name	Option Awards(1)					Stock Awards(2)
	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units that have not Vested ($)(3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or other Rights that have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(5)
T. H. Powers	12/07/09	78,767	0	46.96	12/07/19	21,302	1,802,788	38,855	3,288,299
	12/06/10	46,074	23,037	59.95	12/06/20
	12/05/11	29,382	58,766	64.48	12/05/21
	12/04/12	0	64,417	83.725	12/04/22
D. G. Nord	12/01/08	21,210	0	29.275	12/01/18	19,835	1,678,636	15,916	1,346,971
	12/07/09	21,933	0	46.96	12/07/19
	12/06/10	13,020	6,511	59.95	12/06/20
	12/05/11	7,549	15,098	64.48	12/05/21
	06/06/12	0	27,910	76.015	06/06/22
	12/04/12	0	47,569	83.725	12/04/22
W. R. Sperry	12/01/08	19,834	0	29.275	12/01/18	6,861	580,646	5,954	503,887
	12/07/09	11,416	0	46.96	12/07/19
	12/06/10	6,510	3,256	59.95	12/06/20
	12/05/11	4,068	8,137	64.48	12/05/21
	06/06/12	0	10,033	76.015	06/06/22
	12/04/12	0	11,892	83.725	12/04/22
G. N. Amato	12/07/09	5,708	0	46.96	12/07/19	5,162	436,860	9,501	804,070
	12/06/10	6,010	6,010	59.95	12/06/20
	12/05/11	6,780	13,562	64.48	12/05/21
	12/04/12	0	15,856	83.725	12/04/22
S. H. Muse	12/05/05	26,400	0	49.755	12/05/15	3,487	295,105	6,561	555,257
	12/04/06	23,767	0	52.85	12/04/16
	12/03/07	18,677	0	54.56	12/03/17
	12/01/08	23,612	0	29.275	12/01/18
	12/07/09	15,601	0	46.96	12/07/19
	12/06/10	9,014	4,508	59.95	12/06/20
	12/05/11	4,520	9,041	64.48	12/05/21
	12/04/12	0	10,406	83.725	12/04/22
W. T. Tolley	12/04/06	7,570	0	52.85	12/04/16	4,093	346,391	7,539	638,026
	12/03/07	12,451	0	54.56	12/03/17
	12/07/09	14,269	0	46.96	12/07/19
	12/06/10	9,515	4,758	59.95	12/06/20
	12/05/11	5,424	10,850	64.48	12/05/21
	12/04/12	0	12,487	83.725	12/04/22

(1)

The Option Awards column reflects SARs that were granted each named executive officer in December in the years 2005 through 2012, and to Mr. Nord and Mr. Sperry in June 2012, and which entitle the recipient to receive the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on the anniversary of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 40.

(2)

The Stock Awards column reflects restricted stock granted on the following dates which vests in three equal installments on the anniversary of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 40.

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Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)
T. H. Powers	12/04/12	9,704
	12/05/11	8,401
	12/06/10	3,197
D. G. Nord	12/04/12	7,166
	06/06/12	9,607
	12/05/11	2,158
	12/06/10	904
W. R. Sperry	12/04/12	1,792
	06/06/12	3,453
	12/05/11	1,164
	12/06/10	452
G. N. Amato	12/04/12	2,389
	12/05/11	1,939
	12/06/10	834
S. H. Muse	12/04/12	1,568
	12/05/11	1,293
	12/06/10	626
W. T. Tolley	12/04/12	1,881
	12/05/11	1,551
	12/06/10	661

(3)

The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2012 of $84.63.

(4)

The Equity Incentive Plan Awards column reflects performance shares granted on the following dates, for the performance periods noted. The actual payout of shares is based upon the satisfaction of performance criteria related to the Company’s total return to shareholders as compared to the total return to shareholders for companies in the Standard & Poor’s Mid-Cap 400 Index:

Name	Award Grant Date	Performance Period	Number of Shares or Units of Stock That Have Not Vested (#)
T. H. Powers	12/04/12	01/01/13 – 12/31/15	11,692
	12/05/11	01/01/12 – 12/31/14	15,367
	12/06/10	01/01/11 - 12/31/13	11,796
D. G. Nord	12/04/12	01/01/13 – 12/31/15	8,634
	12/05/11	01/01/12 – 12/31/14	3,948
	12/06/10	01/01/11 – 12/31/13	3,334
W. R. Sperry	12/04/12	01/01/13 – 12/31/15	2,159
	12/05/11	01/01/12 – 12/31/14	2,128
	12/06/10	01/01/11 – 12/31/13	1,667
G. N. Amato	12/04/12	01/01/13 – 12/31/15	2,878
	12/05/11	01/01/12 – 12/31/14	3,546
	12/06/10	01/01/11 – 12/31/13	3,077
S. H. Muse	12/04/12	01/01/13 – 12/31/15	1,889
	12/05/11	01/01/12 – 12/31/14	2,364
	12/06/10	01/01/11 – 12/31/13	2,308
W. T. Tolley	12/04/12	01/01/13 – 12/31/15	2,266
	12/05/11	01/01/12 – 12/31/14	2,837
	12/06/10	01/01/11 – 12/31/13	2,436
(5) The Market or Payout Value of Unearned Shares that have not Vested is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2012, of $84.63.

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Option Exercises and Stock Vested During Fiscal Year 2012

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2012 on the exercise of SARs and stock options, and on the vesting of restricted stock. All SAR and stock option exercises are in shares of the Company’s Class B Common Stock.

Name	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	No. of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
T. H. Powers	467,166	12,165,997	11,071	921,045(2)
			26,618	2,464,561(3)
D. G. Nord	68,387	2,594,974	3,006	250,038(2)
			7,412	686,277(3)
W. R. Sperry	–	–	1,566	130,272(2)
			3,858	357,212(3)
G. N. Amato	36,043	1,078,807	2,602	216,467(2)
			5,786	535,726(3)
S. H. Muse	45,000	1,577,250	2,000	166,305(2)
			5,272	488,134(3)
W. T. Tolley	32,887	1,364,982	2,101	174,780(2)
			4,822	446,469(3)

(1)

The amounts reported in the Value Realized Upon Exercise column reflect the difference between the base price of the stock option or SAR and the market price of the Company’s Class B Common Stock on the date of exercise.

(2)

The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of restricted stock acquired upon vesting multiplied by the closing market price of the Company’s Class B Common Stock on the following vesting dates: December 5, 2012 — $83.65, December 6, 2012 — $82.98, and December 7, 2012 — $82.86.

(3)

The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Class B Common Stock on February 7, 2013 ($92.59), the date the delivery of the performance shares was approved, for the performance period ending December 31, 2012.

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Retirement Plans

Pension Benefits in Fiscal Year 2012

The following table provides information on the retirement benefits for the named executive officers under the Company’s DB Plan and DC Plan (tax qualified plans) and the DB Restoration Plan, DC Restoration Plan, Management Plan and Executive Plan (non-qualified plans, collectively, “Supplemental Plans”) in which they participate. See the “Employee Benefits” section on page 35.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
T. H. Powers	DB Plan	14.25	587,893	0
	DB Restoration Plan	14.25	5,543,111	0
	Executive Plan	10.00	15,346,128	0
D. G. Nord	DC Plan	7.25	73,547	0
	DC Restoration Plan	7.25	180,119	0
	Executive Plan	7.25	4,560,744	0
W. R. Sperry	DC Plan	4.33	63,384	0
	DC Restoration Plan	4.33	60,294	0
G. N. Amato	DB Plan	24.67	1,025,746	0
	DB Restoration Plan	24.67	2,969,054	0
	Management Plan	5.25	850,137	0
S. H. Muse	DB Plan	19.25	479,648	0
	DB Restoration Plan	19.25	997,689	0
	Executive Plan	10.00	4,144,854	0
W. T. Tolley	DB Plan	10.83	275,044	0
	DB Restoration Plan	10.83	622,266	0
	Management Plan	5.25	509,429	0

(1)

For the DB Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2012 are determined based on the Pension Protection Act 2013 Optional Combined mortality tables (gender distinct), using a discount rate of 4.20%. Participants are assumed to retire at age 62 or current age, if later.

Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees who were employed by covered Company businesses on December 31, 2003. The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following two formulas in which Final Average Compensation refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

•

For participants age 50 with 10 years of service at January 1, 2004 (“Grandfathered Participants”):

•

For all other participants hired before January 1, 2004, the formula is as follows:

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Grandfathered Participants will have benefits earned after 2003 calculated under whichever of the above two formulas produces a higher benefit. Early retirement (age 55 and at least 10 years of service) benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% (0.3% for Grandfathered Participants) for each month by which the executive’s early retirement is after age 60, but before age 65, and 0.3% (0.5% for Grandfathered Participants) for each month by which the executive’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan.

Benefits under the Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules.

Executive Plan and Management Plan

The Executive Plan provides designated executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan. Executive Plan benefits upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years:

Executive Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is reduced by 0.3% for each month by which the executive’s early retirement precedes age 62, and by an additional 0.2% for each month by which the executive’s early retirement precedes age 60. Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a change in control. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007.

Benefits under the Management Plan upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years, and benefits may not exceed 60% of Final Total Compensation:

Management Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the executive’s years of service up to the executive’s actual early retirement date reduced by 0.3% for each month by which the executive’s early retirement precedes age 65 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Management Plan benefits are payable based on a life annuity distribution except for benefits are paid out as a lump sum upon a change in control. Married participants also have a death benefit equal to 50% of their annuity payable to their spouse for the spouse’s life, in the event that the participant dies. Participation in the Management Plan is at the sole discretion of the Compensation Committee, which closed the Plan to new participants in 2010.

Except as otherwise provided, for Executive Plan and Management Plan participants who have entered into Change in Control Severance Agreements with the Company, no benefit is payable under the Executive Plan or Management Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan (or 5 years of service under the Management Plan), but such participant may be entitled to a benefit under the DB Plan, DC Plan, and DB and DC Restoration Plans.

DC Plan and DC Restoration Plan

The Company provides a discretionary profit sharing contribution under the DC Plan. Full-time salaried employees hired on or after January 1, 2004 are eligible to receive a discretionary contribution. The contribution is made after year end at the discretion of the Board of Directors. The amount is determined by multiplying the sum of the employee’s base salary and short-term incentive compensation by a certain percentage approved by the Board of Directors, which in recent years has been 4%. There is no guarantee, however, that that percentage will continue in future years.

Effective January 1, 2011, the Company adopted the DC Restoration Plan to allow for additional profit sharing and other contributions for those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their compensation in excess of the IRS limits. Since the plan was first adopted on January, 1, 2011, a retroactive contribution was made in early 2011 to cover the period from January 1, 2004 through December 31, 2010 for employees impacted by the IRS compensation limits during that period.

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Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (“EDCP”) enables certain designated executives to defer up to 50% of their annual short-term incentive compensation. Amounts deferred into the EDCP are invested at the discretion of the participant in mutual funds selected by the Compensation Committee, and all participants are 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants, and to make contributions subject to vesting conditions or other restrictions. Since the EDCP’s adoption in 2008, however, no discretionary Company contributions have been made.

Participants are required to make their deferral elections by December 31 of the year prior to the year in which the short-term incentive award is earned. At that time, participants also elect the date on which they want their deferrals for that year and related earnings to be distributed. Distributions can be made at anytime while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years. In service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2012

The following table provides information on the benefits payable to each NEO under the Company’s EDCP and DC Restoration Plan:

Name	Executive Contributions in 2012 ($)(1)	Registrant Contributions in 2012 ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/12 ($)(4)
T. H. Powers	420,000	0	192,451	0	2,238,233
D. G. Nord	228,000	28,847	108,272	0	1,233,421
W. R. Sperry	0	13,968	4,903	0	43,810
G. N. Amato	0	0	0	0	0
S. H. Muse	0	0	0	0	0
W. T. Tolley	117,120	0	26,477	0	347,704

(1)

The amounts reported in the Executive Contributions in 2012 column reflect elective contributions by Mr. Powers of 30%, Mr. Nord of 50%, and Mr. Tolley of 30%, of their 2012 short-term incentive awards into the EDCP. These amounts were earned and deferred for services in 2011, but contributed to the EDCP in April 2012, and are included in the Summary Compensation Table for 2011 under the Non-Equity Incentive Compensation Plan column.

(2)

The amount reported in the Registrant Contributions in 2012 column reflects a profit sharing contribution for Mr. Nord and Mr. Sperry under the DC Restoration Plan earned for services in 2011 and contributed in 2012. Does not include an accrued profit sharing contribution of $32,590 for Mr. Nord and $16,484 for Mr. Sperry earned in 2012 to be contributed in 2013 which amounts are included in the All Other Compensation column of the Summary Compensation Table on page 38 for 2012.

(3)

The amounts reported in the Aggregate Earnings in Last FY column include aggregate earnings on the EDCP account balances and the DC Restoration Plan balances in 2012.

(4)

The amounts reported in the Aggregate Balance at 12/31/12 column reflect the balances of Mr. Powers, Mr. Nord and Mr. Tolley in the EDCP and for Mr. Nord also includes his balance in the DC Restoration Plan. For Mr. Sperry, the amount shown reflects his balance in the DC Restoration Plan.

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Potential Post-Employment Compensation Arrangements

The Company offers post-employment compensation and benefits to the named executive officers under its general Severance Policy (which is also available to senior level employees), Equity Plan, STI Plans, benefit plans and retirement plans, and pursuant to individual change in control severance agreements (“CIC Agreements”) that provide compensation and benefits only in the event of a change in control. The table below describes the types of compensation and benefits a named executive officer is eligible for under these plans, policies and agreements based on four termination scenarios – involuntary termination, death, disability, and a change in control. No incremental amounts are payable to the named executive officers upon voluntary termination or termination for cause, therefore, these scenarios are not included in the table.

Scenario	Severance	Insurance Benefits	STI Award	LTI Award	Retirement	Outplacement Services
Involuntary Termination Benefits paid under Severance Policy, Equity Plan, STI Plans and retirement plans	4 weeks base salary continuation for each year of service, 26 weeks minimum and 78 weeks maximum	Continued medical, dental and life insurance benefits for the salary continuation period	Pro-rated portion of target short term incentive award earned through date of termination	Unvested restricted stock, SARs and performance shares forfeited unless NEO meets definition of Retirement	–	Up to 12 months following termination. Benefit not exchangeable for cash equivalent.
Death Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested restricted stock, SARs and performance shares become fully vested	–	–
Disability Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested restricted stock, SARs and performance shares become fully vested	Unreduced immediate pension benefit based upon service projected to age 65	–
Change in Control Benefits paid under CIC Agreements, Equity Plan and benefit plans	Lump sum of NEO’s base salary times 2.75 for Mr. Powers 2.5 for the other NEOs	Continued medical, dental and life insurance benefits under Company benefit plans after termination for 2.75 years for Mr. Powers, and 2.5 years for the other NEOs	Average short-term incentive awards received by the NEO in the three years preceding the change in control and a pro-rated portion of NEO’s annual STI Target for year in which termination occurs	Unvested restricted stock, SARs and performance shares become fully vested

A lump-sum cash payment equal to the incremental value of: 2.75 years for Mr. Powers, and 2.5 years for the other NEOs of additional age and service credit under all Supplemental Plans in which NEO participates

Up to 12 months following termination at a cost not to exceed 15% of the NEO’s annual base salary

The following table reflects the estimated incremental post-termination amounts that would have been payable to a named executive officer in the event of termination of employment in each of the four scenarios described above on December 31, 2012. These amounts are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the named executive officer has met the applicable eligibility requirements. The amounts in the table DO NOT include:

•

Any value that would be realized upon the exercise of vested SARs.

•

The estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s retirement plans except to the extent of additional age or service credit that the NEO may be entitled under a CIC Agreement.

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Post-Employment and Change in Control Payment Table

Name	Severance(1) ($)	Equity Awards with Accelerated Vesting(2) ($)	Retirement Plan Benefits(3) ($)	Welfare Benefits(4) ($)	Total ($)
T. H. Powers
Death	—	6,843,775	—	—	6,843,775
Disability	—	6,843,775	1,442,471	—	8,286,246
Involuntary Termination	2,076,936	—	—	138,536	2,215,472
Change in Control	1,776,253	6,843,775	2,406,083	197,333	11,223,444
D. G. Nord
Death	—	3,795,424	—	—	3,795,424
Disability	—	3,795,424	4,529,731	—	8,325,155
Involuntary Termination	930,280	—	—	127,448	1,057,728
Change in Control	2,260,774	3,795,424	8,412,653	135,055	14,603,906
W. R. Sperry
Death	—	1,431,400	—	—	1,431,400
Disability	—	1,431,400	—	—	1,431,400
Involuntary Termination	505,196	—	—	126,266	631,462
Change in Control	1,327,921	1,431,400	—	60,880	2,820,201
G. N. Amato
Death	—	1,684,015	—	—	1,684,015
Disability	—	1,684,015	—	—	1,684,015
Involuntary Termination	1,053,984	—	—	138,564	1,192,548
Change in Control	1,429,197	1,684,015	1,790,083	102,788	5,006,083
S. H. Muse
Death	—	1,157,895	—	—	1,157,895
Disability	—	1,157,895	1,086,130	—	2,244,025
Involuntary Termination	953,034	—	—	133,376	1,086,410
Change in Control	1,246,314	1,157,895	4,655,650	89,073	7,148,932
W. T. Tolley
Death	—	1,337,393	—	—	1,337,393
Disability	—	1,337,393	2,027,725	—	3,365,118
Involuntary Termination	632,660	—	—	129,640	762,300
Change in Control	1,419,990	1,337,393	1,680,320	95,868	4,533,571

(1)

The amounts reported in the Severance column also include the payment of the NEO’s target short-term incentive award earned through the date of termination.

(2)

The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon exercise of all unvested SARs, and vesting of all unvested restricted stock and performance shares upon death, disability, or a change in control calculated using the closing market price of the Company’s Class B Common Stock on December 31, 2012 of $84.63.

(3)

The amounts reported in the Disability rows are calculated based on a 4.20% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the Pension Protection Act Optional Combined tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2012.

(4)

The amounts reported in the Welfare column include the payment of outplacement services for the NEO’s for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Severance Policy and CIC Agreements, as applicable.

Severance Policy

The Company has a severance policy which offers severance benefits to the named executive officers and other members of senior management in the event of involuntary termination or termination for reasons other than cause (“Severance Policy”). The Severance Policy offers salary continuation for a period of 4 weeks for each year of service with a minimum of 26 weeks and maximum of 78 weeks; continued medical, dental and life insurance benefits for the salary continuation period; a prorated portion of the employee’s target short-term incentive award earned through the date of termination; and outplacement services for up to 12 months. The Severance Policy does not offer benefits if termination of employment is the result of a change in control. In such event, the named executive officers would only be eligible for severance benefits pursuant to the terms of their CIC Agreements described on the following page.

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Change in Control Severance Agreements

The Company is a party to CIC Agreements with the named executive officers which provide severance benefits in the event of a termination of employment following a change in control. A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors, upon the recommendation of the Compensation Committee.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the named executive officer’s 63rd birthday, until it reaches one times the executive’s base salary and average short-term incentive award. Payments under the CIC Agreements are offset by severance or similar payments and/or benefits received by the executive under any other Company plan or policy.

The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax-gross up in the event the payments are not reduced, and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. No benefits are payable under the CIC Agreements if a named executive officer is terminated for “cause” or if the named executive officer terminates employment other than for “good reason” as defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Executive Plan, Management Plan, DB Restoration Plan, and DC Restoration Plan and other plans maintained by the Company for the benefit of members of the Company’s senior management.

Supplemental Plan Benefits

Certain provisions of the Executive Plan and Management Plan do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan and Management Plan provide for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; (iii) reduction in benefits upon early retirement; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan and Management Plan are automatically deleted upon the occurrence of a change of control event. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits) and Supplemental Plan benefits accrued prior to the change of control event, may not be reduced after the occurrence of a change of control. If a participant’s employment is terminated after a change of control, unless the participant elects to receive a distribution of Supplemental Plan benefits in installment payments, the participant will receive payment of benefits in one lump sum within 10 days after termination.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ITEM 2

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (independent auditor) for 2013. Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the annual meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors for many years. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2013 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

HUBBELL INCORPORATED – Notice of 2013 Annual Meeting of Shareholders & Proxy Statement   49

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Audit and Non-Audit Fees

The following table shows the aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2012 and December 31, 2011:

	2012	2011
Audit Fees(1)	$2,502,000	$2,299,200
Audit-Related Fees(2)	484,000	41,000
Tax Fees(3)	448,000	494,000
All Other Fees(4)	6,000	6,000
TOTAL FEES	$3,440,000	$2,840,200

(1)

The amount included under Audit Fees consist of fees for professional services rendered for the audits of the Company’s consolidated annual financial statements, and the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)

The amount included under Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans.

(3)

The amount included under Tax Fees include domestic and international income tax planning assistance and foreign entity compliance services.

(4)

The amount included under All Other Fees consists of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent registered public accounting firm.

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee a description of services that can be performed, such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

Vote Requirement

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Abstentions and broker non-votes will not affect the voting results.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

HUBBELL INCORPORATED – Notice of 2013 Annual Meeting of Shareholders & Proxy Statement   50

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Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter adopted and approved by the Board of Directors effective December 6, 2011, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 16.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements;

•

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee

Daniel S. Van Riper, Chairman

Carlos M. Cardoso

Lynn J. Good

Anthony J. Guzzi

Neal J. Keating

John F. Malloy

HUBBELL INCORPORATED – Notice of 2013 Annual Meeting of Shareholders & Proxy Statement   51

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GENERAL

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2013 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. No additional compensation will be paid to the Company’s directors, officers or employees for such services. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $10,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2012 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met except that due to an administrative oversight one Form 4 for Mr. Rodriguez reporting one transaction and two Form 4 filings for Mr. Davies reporting fourteen transactions (of which 11 related to SAR exercises and the sale of shares acquired, 1 related to shares withheld to cover taxes on vested shares, and 2 related to a restricted stock and SAR grant) were not timely filed.

Information Regarding Executive Officers

In 2005, Mr. Tolley entered into an agreement with the SEC to settle charges that he had allegedly violated certain provisions of the federal securities laws at his prior employer, which resulted in material misstatements of certain of such employer’s quarterly earnings in 2000. Pursuant to the agreement, Mr. Tolley, without admitting or denying the allegations of the SEC’s complaint, consented to the entry of a final judgment permanently enjoining him from further violations of the federal securities laws, and to pay a civil penalty in the amount of $50,000. The charges were not related to the Company or to Mr. Tolley’s service with the Company. The Board considered this matter in connection with Mr. Tolley’s return to the Company on May 2, 2005, following a period of paid administrative leave.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its Directors and executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the NCGC reviews and approves or ratifies any related person transaction that is required to be disclosed. See the discussion under “Director Independence” above on page 16.

HUBBELL INCORPORATED – Notice of 2013 Annual Meeting of Shareholders & Proxy Statement   52

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Shareholder Proposals and Nominations for Director

Proposals Intended for Inclusion in the 2014 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 18, 2013.

Proposals Not Intended for Inclusion in the 2014 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2014 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than February 6, 2014 and no later than February 26, 2014 in order to be considered.

If, however, the date of the 2014 Annual Meeting is more than 20 days before or more than 70 days after May 7, 2014, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2014 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 80 days prior to May 7, 2014, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a director or bring any other business before the 2014 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to director nominations or other shareholder proposals, see the “Director Nomination Process” section on page 17 or the Company’s By-Laws on its website at www.hubbell.com.

By Order of the Board of Directors

Hubbell Incorporated

Shelton, Connecticut

March 20, 2013

HUBBELL INCORPORATED – Notice of 2013 Annual Meeting of Shareholders & Proxy Statement   53

H. HUBBELL.
SOCKET FOR INCANDESCENT LAMPS.
Patent No. 565,541.

One Hubbell

reliable electrical solutions

Electrical Lighting Power

HUBBELL INCORPORATED
40 Waterview Drive
Shelton, CT 06484
ATTN:Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Carlos M. Cardoso	02 Lynn J. Good	03 Anthony J. Guzzi	04 Neal J. Keating	05 John F. Malloy
06 Andrew McNally IV	07 David G. Nord	08 Timothy H. Powers	09 G. Jackson Ratcliffe	10 Carlos A. Rodriguez
11 John G. Russell	12 Richard J. Swift			

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2013.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000166879_1 R1.0.0.51160

HUBBELL INCORPORATED
40 Waterview Drive
Shelton, CT 06484
ATTN:Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Carlos M. Cardoso
02 Lynn J. Good
03 Anthony J. Guzzi
04 Neal J. Keating
05 John F. Malloy
06 Andrew McNally IV
07 David G. Nord
08 Timothy H. Powers
09 G. Jackson Ratcliffe
10 Carlos A. Rodriguez
11 John G. Russell
12 Richard J. Swift

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2013.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000166880_1 R1.0.0.51160